Filed Pursuant to Rule 424(b)(5)
Registration No. 333-255743

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 4, 2021)

13,000,000 Shares of Common Stock

Series 1 Warrants to Purchase 13,000,000 Shares of Common Stock

13,000,000 Shares of Common Stock underlying the Series 1 Warrants

We are offering 13,000,000 shares of Timber Pharmaceuticals, Inc. (the “Company,” “we,” “our” or “us”) Common Stock, par value $0.001 (the “Common Stock”), together with Series 1 common warrants (the “Series 1 Warrants”) to purchase an equal number of shares of Common Stock at a combined public offering price of $0.10 per share and Series 1 Warrant (and the shares issuable from time to time upon exercise of the Series 1 Warrants) pursuant to this prospectus supplement, the accompanying prospectus and a securities purchase agreement dated October 3, 2022, by and among us and the purchasers thereto (the “Purchase Agreement”). The shares of Common Stock and Series 1 Warrant will be separately issued, but the shares of Common Stock and Series 1 Warrant will be issued to purchasers in the ratio of one-to-one. Each Series 1 Warrant will be immediately exercisable will have an exercise price of $0.10 per share, will be exercisable upon issuance and will expire two and a half years from the date of issuance. The aggregate gross proceeds to the Company for this offering are approximately $1.3 million, before deducting the placement agent fees and offering expenses payable by the Company. See “Description of Securities We Are Offering” in this prospectus supplement for additional information.

In a concurrent private placement (the “Private Placement”), we are selling and issuing (i) Series 2 warrants (the “Series 2 Warrants,” and together with the Series 1 Warrants, the “Warrants”) to purchase up to an aggregate of 13,000,000 shares of underlying Common Stock (the “Series 2 Warrant Shares”), and (iii) 13,000 shares of Series B Mirroring Preferred Stock (the “Series B Preferred Stock” or the “Preferred Stock”). Each share of Series B Preferred Stock has a stated value of $0.001 per share (the “Stated Value”). The Series 2 Warrants are exercisable on the date six (6) months following the date of issuance at an exercise price of $0.12 and will expire two and a half years following the initial exercise date. The Preferred Stock, Series 2 Warrants and Series 2 Warrant Shares issuable upon exercise of the Series 2 Warrants are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

There is no established public trading market for the Preferred Stock or the Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Series 1 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series 1 Warrants will be limited.

We have engaged H.C. Wainwright & Co., LLC, or the Placement Agent, as our exclusive placement agent in connection with this offering. This offering is being conducted on a reasonable “best efforts” basis, and the Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Placement Agent the fees set forth in the table below. See “Plan of Distribution” beginning on page 25 of this prospectus supplement for more information regarding these arrangements.

Our Common Stock is presently listed on The NYSE American, LLC (the “NYSE American”) under the symbol “TMBR”. On September 30, 2022, the last reported sale price of our Common Stock on the NYSE American was $0.12 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding Common Stock held by non-affiliates, or the public float, was approximately $15,997,000, which was calculated based on 133,308,335 shares of our outstanding Common Stock held by non-affiliates at a price of $0.12 per share, the closing price of our Common Stock on September 30, 2022. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6 of Form S-3.

You should read this prospectus supplement, together with additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 9 of this prospectus supplement and in the documents incorporated by reference into this prospectus supplement for a discussion of risks that should be considered in connection with an investment in our securities.

	Per Share	Total
Offering Price	$0.10	$1,300,000
Placement Agent’s fees(1) (2)	$0.006	$78,000
Proceeds to us, before expenses(3)	$0.0094	$1,222,000

(1)	We have also agreed to pay the Placement Agent a fee equal to 6% of the aggregate gross proceeds raised in this offering and to reimburse certain expenses in connection with this offering. See “Plan of Distribution” beginning on page 25 for more information regarding the Placement Agent’s compensation.

(2)	Does not include the Placement Agent’s fees we have agreed to pay the Placement Agent in connection with the Private Placement.

(3)	The amount of offering proceeds to us presented in this table does not give effect to any exercise of the Warrants.

We expect that delivery of the securities being offered pursuant to this prospectus supplement and the accompanying base prospectus will be made on or about October 3, 2022, subject to satisfaction of customary closing conditions.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

H.C. Wainwright & Co.

The date of this prospectus supplement is October 3, 2022.

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ABOUT THIS PROSPECTUS SUPPLEMENT

All references to the Terms “Timber Pharmaceuticals,” the “Company,” “we,” “us” or “our” in this prospectus supplement refer to Timber Pharmaceuticals, Inc., a Delaware corporation, unless the context indicates otherwise.

This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 (File No. 333-255743) that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. The shelf registration statement was initially filed with the SEC on May 11, 2021, and was declared effective on May 25, 2021. This prospectus supplement may add, update or change information contained in the accompanying prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.

This prospectus supplement and the accompanying prospectus are an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making offers to sell or solicitations to buy our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

If information in this prospectus supplement is inconsistent with the accompanying prospectus or the information incorporated by reference with an earlier date, you should rely on this prospectus supplement. This prospectus supplement, together with the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, include all material information relating to this offering. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should carefully read this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference herein and therein before making an investment decision. See “Where You Can Find More Information” in this prospectus supplement and in the accompanying prospectus.

We have not, and the Placement Agent has not, authorized anyone to provide you with information that is different from that contained in this prospectus supplement, the accompanying prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our securities, you should not rely upon any information other than the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus supplement and the accompanying prospectus nor the sale of our securities means that the information contained in this prospectus supplement, the accompanying prospectus or any free writing prospectus is correct after the date of the respective dates of such documents.

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This prospectus supplement and the accompanying prospectus contain summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the full text of the actual documents, some of which have been filed or will be filed with the SEC and incorporated by reference herein. See “Where You Can Find More Information” in this prospectus supplement. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference into this prospectus supplement or the accompanying prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

This prospectus supplement and the accompanying prospectus contain and incorporate by reference certain market data and industry statistics and forecasts that are based on studies sponsored by us, independent industry publications and other publicly available information. Although we believe these sources are reliable, estimates as they relate to projections involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus supplement and the accompanying prospectus and under similar headings in the documents incorporated by reference herein and therein. Accordingly, investors should not place undue reliance on this information.

For investors outside the United States: We have not, and the Placement Agent has not, done anything that would permit this offering or possession or distribution of this prospectus supplement in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities and the distribution of this prospectus outside the United States.

This prospectus supplement and the information incorporated by reference into this prospectus supplement contain references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus supplement and the information incorporated by reference into this prospectus, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other company.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement contains forward-looking statements that involve substantial risks and uncertainties for purposes of the safe harbor provided by the Private Securities Litigation Reform Act of 1995. All statements contained in this prospectus supplement other than statements of historical fact, including statements regarding our strategy, future operations, future financial position, liquidity, future revenue, projected expenses, results of operations, expectations concerning the timing and our ability to commence and subsequently report data from planned non-clinical studies and clinical trials, prospects, plans and objectives of management are forward-looking statements. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “predict,” “potential,” “opportunity,” “goals,” or “should,” and similar expressions are intended to identify forward-looking statements. Such statements are based on management’s current expectations and involve risks and uncertainties. Actual results and performance could differ materially from those projected in the forward-looking statements as a result of many factors.

We based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in “Risk Factors” in this prospectus supplement, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus supplement or that we may file with the SEC in the future. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge quickly and from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this prospectus supplement, may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. We undertake no obligation to revise or publicly release the results of any revision to these forward-looking statements, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

You should also read carefully the factors described in the “Risk Factors” section of this prospectus supplement, and under a similar heading in any other annual, periodic or current report incorporated by reference into this prospectus supplement, to better understand the risks and uncertainties inherent in our business and underlying any forward-looking statements. You are advised to consult any further disclosures we make on related subjects in our future public filings.

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SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement. This summary does not contain all of the information that you should consider before deciding to invest in our securities. You should read this entire prospectus supplement carefully, including the “Risk Factors” section in this prospectus supplement and under similar captions in the documents incorporated by reference into this prospectus supplement. In this prospectus supplement, unless otherwise stated or the context otherwise requires, references to “Timber Pharmaceuticals” “the Company,” “we,” “us” and “our” refer to Timber Pharmaceuticals, Inc. and our consolidated subsidiaries.

Overview

Timber Pharmaceuticals, Inc. (“Timber”, the “Company”, “we”, “us”) is a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. Our investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. We are initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis (“CI”) and other sclerotic skin diseases. Our lead late-stage program is TMB-001. TMB-003 is our earliest stage program.

For additional information regarding our business, see the section entitled “Business” included in our Annual Report on Form 10-K for the year ended December 31, 2021, as well as the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2021, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each of which is incorporated by reference into this prospectus supplement.

TMB-001

TMB-001, a patented topical formulation of isotretinoin using our patented IPEG™ delivery system, completed its Phase 2b clinical trial (the CONTROL study) in the fourth quarter of 2021, for the treatment of moderate to severe subtypes of CI, a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. This study demonstrated what we believe to be a clinically meaningful reduction in targeted and overall severity of CI along with a favorable safety profile. A prior Phase 1/2 study involving 19 patients with CI demonstrated safety and a signal of preliminary efficacy of TMB-001, as well as minimal systemic absorption. The U.S. Food and Drug Administration (“FDA”) (through its Orphan Products Grant program) awarded us a $1.5 million grant to support clinical trials evaluating TMB-001.

On October 7, 2021, we announced the completion of our Phase 2b trial in CI. The Phase 2b CONTROL study was a randomized, double-blind, vehicle-controlled study designed to assess the efficacy and safety of two concentrations of TMB-001 (0.05% and 0.1% isotretinoin) for the treatment of two distinct subtypes of moderate-to-severe CI (X-linked recessive and lamellar ichthyosis) in patients (n=33) three years old or older. Subjects applied TMB-001 twice daily for 12 weeks. The primary endpoint was the reduction of targeted ichthyosis severity, determined by a 50 percent or greater reduction in the validated Visual Index for Ichthyosis Severity (“VIIS”) scaling score (or VIIS-50), a change we view as clinically meaningful. Secondary endpoints included reduction in overall ichthyosis severity, as measured by a two-point improvement using the (IGA) scale, also considered to be a clinically relevant improvement. The study was not designed or powered for statistical analysis of the endpoints and was intended to provide information for future development.

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Top-line results including descriptive statistics are described below:

•                     In the per protocol (the “PP”) population, 100 percent (nominal p= .04) and 40 percent (nominal p= ns) of patients treated with TMB-001 0.05% and 0.1%, respectively, achieved VIIS-50 compared to 40 percent in the vehicle group.

•                     In the intent to treat (the “ITT”) population, 64 percent (nominal p= 0.17) and 40 percent (nominal p= ns) of patients treated with TMB-001 0.05% and 0.1%, respectively, achieved VIIS-50 compared to 33 percent in the vehicle group.

•                     In the PP population, 100 percent (nominal p=.002) and 60 percent (nominal p=ns) of patients treated with TMB-001 0.05% and 0.1%, respectively, achieved a ≥2 point improvement in the IGA at week 12 compared to 10 percent in the vehicle group.

•                     In the ITT population, 55 percent (nominal p=.02) and 40 percent (nominal p=ns) of patients treated with TMB-001 0.05% and 0.1%, respectively, achieved a ≥2 point improvement in the IGA at week 12 compared to 8 percent in the vehicle group.

•                     TMB-001 was generally well tolerated with a similar incidence of adverse events (AEs) across treatment groups. The most frequent AEs were local adverse effects common for such topical treatments. There were no treatment-related serious adverse events (SAE).

On February 3, 2022, we announced the successful completion of an End-of-Phase 2 meeting with the FDA that resulted in a clear path to progress to a pivotal Phase 3 study for TMB-001. The clinical development program for TMB-001 includes a Phase 3 study with an efficacy arm and a maximum use pharmacokinetic arm as well as a smaller bridging study required to bridge to the oral reference product. Based on FDA feedback at the End-of-Phase 2 meeting, we initiated a pivotal Phase 3 study of TMB-001 in the second quarter of 2022.

On March 25, 2022, we announced a late-breaking presentation of a sub-analysis of the Company’s Phase 2b CONTROL study that evaluated TMB-001 was made by a third party at the American Academy of Dermatology 2022 Annual Meeting. The sub-type analysis found that TMB-001 0.05% demonstrated a substantially greater proportion of patients achieving VIIS-50 and ≥2-grade IGA improvement compared with vehicle regardless of subtype. Among enrolled patients (TMB-001 0.05% [n=11], 0.1% [n=10], and vehicle [n=12]), 55% had autosomal recessive CI lamellar ichthyosis (ARCI-LI) and 45% X-linked recessive ichthyosis (XLRI) subtypes.

On April 7, 2022, we received a notice of allowance from the Korean Intellectual Property Office for a patent application covering TMB-001(Application Number: 10-2018-7014948). Additional patent applications are pending for TMB-001 in several other countries.

On April 28, 2022, we announced the FDA granted Fast Track designation to TMB-001 for the treatment of XLRI and ARCI-LI.

On May 31, 2022, we announced that the FDA granted Breakthrough Therapy designation to TMB-001 for the treatment of CI.

On June 2, 2022, we filed a divisional Korean patent application covering claims to additional subject matter in view of the Korean Patent Application Number: 10-2018-7014948 to issue on June 3, 2022.

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On June 3, 2022, TMB-001 Korean Patent Application Number: 10-2018-7014948 issued as Korean Patent Number: 10-2406880.

On June 23, 2022, we announced that the first four patients have been enrolled in in the pivotal Phase 3 ASCEND clinical trial.

On June 30, 2022, we received a notice of allowance from the United States Patent and Trademark Office for a patent application covering TMB-001 (Application Number: 16/875,710) covering claims to the uses and methods of treating congenital ichthyosis and administering isotretinoin.

On July 13, 2022, we paid the issue fee for the allowed TMB-001 Application Number: 16/875,710 and we filed a US continuation patent application covering claims to additional subject matter.

On September 14, 2022, we announced that the Committee for Orphan Medicinal Products at the European Medicines Agency issued a positive opinion on our application for orphan designation for TMB-001 for the treatment of ARCI.

TMB-003

The earliest stage product in our pipeline is TMB-003, a proprietary formulation of Sitaxsentan, a new chemical entity in the U.S., which is a selective endothelin-A receptor antagonist. It is currently in preclinical development as a locally applied formulation for the treatment of sclerotic skin diseases. The two disease areas under consideration include Lichen Sclerosis, a rare chronic disease of vulvae and perianal areas, and Localized Scleroderma, a chromic connective tissue disease that also affects other organ systems.

On January 12, 2021, we announced that the FDA has granted orphan drug designation for TMB-003, our locally delivered formulation of Sitaxsentan, for the treatment of Systemic Sclerosis. We are considering pursuing additional orphan drug designations in other indications in the future.

BPX-01 and BPX-04

In connection with the merger with BioPharmX Corporation on May 18, 2020, we acquired the BPX-01 and BPX-04 assets. BPX-01 is a Phase 3 ready topical minocycline for the treatment of inflammatory lesions of acne vulgaris. BPX-04 is a Phase 3 ready topical minocycline for the treatment of papulopustular rosacea. On September 15, 2020, we announced that we had received a notice of allowance from the U.S. Patent and Trademark Office (USPTO) for a Company patent application covering BPX-01 and BPX-04 (U.S. Patent Application No.: 16/514,459) and the application was subsequently issued on January 5, 2021, as US 10,881,672. We are seeking to monetize these assets through a license, co-development, or sale.

AFT License Agreement

On July 5, 2019, we entered into a license agreement with AFT Pharmaceuticals Limited (“AFT”) which provided us with (i) an exclusive license to certain licensed patents, licensed know-how and AFT trademarks to commercialize the Pascomer® product in the United States, Canada and Mexico and (ii) a co-exclusive license to develop the Pascomer® product in this territory. Concurrently, we granted to AFT an exclusive license to commercialize the Pascomer® product outside of its territory and co-exclusive sublicense to develop and manufacture the licensed product for commercialization outside of its territory (the “AFT License Agreement”).

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The development of Pascomer had been conducted pursuant to a written development plan, written by AFT and approved by the joint steering committee, which had been reviewed on at least an annual basis. AFT agreed to perform clinical trials of Pascomer in the specified territory and perform all CMC (chemistry, manufacturing and controls) and related activities to support regulatory approval. We were responsible for all expenses incurred by AFT during the term of the AFT License Agreement and equally shared all costs and expenses with AFT, incurred by AFT for development and marketing work performed in furtherance of regulatory approval and commercialization worldwide, outside of the specified territory. We were entitled to receive 50% of the economics (royalties and milestones) in any licensing transaction that AFT executes outside of North America, Australia, New Zealand, and Southeast Asia. In March 2021 we announced that AFT had signed an exclusive license and supply agreement with Desitin Arzneimittel GmbH (“Desitin”) for Pascomer for the treatment of facial angiofibromas (“FAs”) associated with tuberous sclerosis complex (“TSC”) in Europe.

Pursuant to the AFT License Agreement, we were obligated to reimburse AFT for previously spent development costs, subject to certain limitations, and to pay a one-time, irrevocable, and non-creditable upfront payment to AFT, payable in scheduled installments which was paid in 2020.

AFT was entitled to up to $25.5 million of cash milestone payments if TMB-002 achieved certain regulatory and commercial milestones, with the first payment of $1.0 million upon the successful completion of a Phase 2b trial defined as the achievement of the trial’s primary clinical endpoints. In addition, AFT was entitled to net sales royalties ranging from high single digits to low double digits for the program licensed. The potential regulatory and commercial milestones were not considered probable as of June 30, 2022, and therefore no milestone payments have been accrued at June 30, 2022, and December 31, 2021, respectively.

TMB-002, a proprietary topical formulation of rapamycin, was recently evaluated in a Phase 2b clinical trial for the treatment of FAs in TSC, a multisystem genetic disorder resulting in the growth of hamartomas in multiple organs. TSC results from dysregulation in the mTOR pathway, and as a topical mTOR inhibitor, TMB-002, marketed under the brand name Pascomer, may address FAs in TSC without the level of systemic absorption of an oral agent. As of April 30, 2022, recruitment had been finalized on the TMB-002 Phase 2b trial with a total of 114 consented (108 randomized) patients.

On April 4, 2022, Nobelpharma America LLC (“Nobelpharma”) announced that the FDA has approved HYFTOR™ (sirolimus topical gel) 0.2% as the first topical treatment indicated for FAs associated with TSC in adults and children six (6) years of age or older. The approval of this program in the United States and the protection granted under the Orphan Drug Act represent a major shift in the commercial opportunity and environment for TMB-002. As TMB-002 is intended for treatment of the same indication, we do not intend to proceed with a pivotal Phase 3 clinical trial of TMB-002 in FAs at this time.

On July 23, 2022, we provided written notice to AFT of our decision to terminate the AFT License Agreement, dated as of July 5, 2019, by and between Timber Pharmaceuticals, LLC, a wholly-owned subsidiary of the Company, and AFT, because we believed there is no longer a commercially reasonable path to approval and commercialization for TMB-002 in the United States for FAs associated with TSC. Additionally, following the receipt and analysis of topline data for the Phase II Clinical Trial (as defined in the AFT License Agreement) it was determined that the study failed to meet its primary efficacy endpoint. Under the AFT License Agreement, we were required to provide 120 days’ prior written notice of termination to AFT which was waived by AFT on July 25, 2022 (the “Termination Date”). On the Termination Date, the rights and licenses to TMB-002 reverted to AFT, among other things, as set forth in the AFT License Agreement.

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Recent Developments

Patagonia Asset Acquisition Agreement Amendment

As previously disclosed, on February 28, 2019, we acquired the intellectual property rights to a topical formulation of isotretinoin for the treatment of congenital ichthyosis and identified as TMB-001, formerly PAT-001, from Patagonia Pharmaceuticals LLC (“Patagonia”) (the “TMB-001 Acquisition”) pursuant to an asset acquisition agreement (the “Asset Acquisition Agreement”).

On July 20, 2022, we entered into an amendment to the Asset Acquisition Agreement with Patagonia (the “Amendment”). Pursuant to the Amendment, we and Patagonia agreed to extend the time for Company’s payment of the first milestone payment, which became payable upon the commencement of patient enrollment in our Phase 3 ASCEND clinical trial in the second quarter of 2022. Pursuant to the Amendment, our first milestone payment became payable in two tranches: $2.25 million due by September 1, 2022 and $2.065 million due by September 1, 2023. We made the first tranche of the first milestone payment in full on September 1, 2022. Further, we granted Patagonia a security interest in TMB-001 and certain other assets.

Series A Preferred Stock Exchange

On July 27, 2022, we entered into a letter agreement (the “Letter Agreement”) with TardiMed Sciences LLC (“TardiMed”), pursuant to which TardiMed agreed to exchange its 1,819 shares of our Series A Preferred Stock (the “Series A Preferred Stock”) plus accrued dividends for a pre-funded warrant (the “TardiMed Pre-Funded Warrant”) to purchase 9,054,132 shares of our Common Stock. The number of underlying warrant shares is based on the redemption price of the Series A Preferred Stock which had been demanded by TardiMed, divided by the closing price of our Common Stock on the date the Letter Agreement was executed. As of September 30, 2022, there are 7,243,306 shares of Common Stock underlying the TardiMed Pre-Funded Warrant.

Twenty percent of the TardiMed Pre-Funded Warrant was immediately exercisable upon issuance. Beginning on September 30, 2022, and then at the end of each subsequent calendar quarter upon written request of TardiMed, we will allow an additional 20% of the initial balance of the TardiMed Pre-Funded Warrant to become exercisable, provided that only 20% of the initial balance of the TardiMed Pre-Funded Warrant will be exercisable in any given quarter. The TardiMed Pre-Funded Warrant’s exercise price is $0.0001, and may be exercised on a cashless basis. The TardiMed Pre-Funded Warrant will terminate when exercised in full.

Pursuant to the Letter Agreement, TardiMed released and discharged the Company and our affiliates from any and all claims, rights, demands, actions, suits, causes of action, liabilities, obligations, damages and costs of any nature whatsoever that TardiMed has, had or may have against the Company or related parties in any way arising from or related to the Series A Preferred Stock.

August 2022 Public Offering

On August 8, 2022 we closed a public offering of 66,666,667 shares of Common Stock (or pre-funded warrants in lieu thereof) and warrants (the “August 2022 Warrants”) to purchase up to 66,666,667 shares of its Common Stock at an offering price to the public of $0.12 per share (or pre-funded warrant) and associated warrant (the “August 2022 Offering”). The August 2022 Warrants have an exercise price of $0.12 per share, were exercisable immediately upon issuance, and will expire five years following the date of issuance. As of September 30, 2022, there are 65,466,667 shares of Common Stock underlying the August 2022 Warrants. The gross proceeds to the Company from the offering were approximately $8.0 million, before deducting the placement agent’s fees and other offering expenses payable by Timber.

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The securities described above were offered pursuant to a registration statement on Form S-1 (File No. 333-2265974) previously filed with the Securities and Exchange Commission (SEC) and became effective on August 4, 2022. The offering was made only by means of a prospectus, which is part of the effective registration statement.

Special Meeting and Proposed Reverse Stock Split

We intend to hold a special meeting of stockholders (the “Special Meeting”) in order to submit to our stockholders a proposal to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Charter”) to effect a reverse stock split of our issued and outstanding shares of Common Stock at a specific ratio, ranging from one-for-twenty-five to one-for-fifty, at any time prior to the first anniversary date of the Special Meeting (the “Reverse Stock Split”), with the exact ratio to be determined by our board of directors (the “Reverse Split Amendment”). There can be no assurance that we will be able to regain or maintain compliance with the NYSE continued listing standards, even if we implement the Reverse Stock Split.

Corporate Information

We have a limited operating history as Timber Pharmaceuticals, LLC, a Delaware limited liability company, (“Timber Sub”) was formed on February 26, 2019. On May 18, 2020, Timber Sub completed its business combination with BioPharmX Corporation (“BioPharmX”), in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020, as amended, by and among BioPharmX, Timber Sub, and BITI Merger, Inc., a Delaware corporation and wholly-owned subsidiary of BioPharmX (“Merger Sub”), pursuant to which Merger Sub merged with and into Timber Sub, with Timber Sub surviving as a wholly owned subsidiary of BioPharmX (the “Merger”). In connection with, and immediately prior to the completion of the Merger, we effected a reverse stock split of our Common Stock, at a ratio of 1-for-12. In connection with the Merger, we changed our name from “BioPharmX Corporation” to “Timber Pharmaceuticals, Inc.,” and the business conducted by us became the business conducted by Timber Sub.

Our principal offices are located at 110 Allen Road, Suite 401, Basking Ridge, NJ, and our telephone number is (908) 636-7160. Our website address is www.timberpharma.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus supplement. You should not rely on any such information in making your decision whether to purchase our Common Stock.

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The Offering

Common Stock Offered by Us	13,000,000 shares
Warrants Offered by Us	Series 1 Warrants to purchase up to an aggregate of 13,000,000 shares of underlying Common Stock. The Series 1 Warrants are immediately exercisable at an exercise price of $0.10 per share and will expire two and a half years following the initial exercise date.
Total Common Stock to be outstanding after this offering(1)	146,542,818 shares
Use of Proceeds	We currently intend to use the net proceeds from this offering for research and development, including clinical trials, working capital and general corporate purposes. See “Use of Proceeds” for additional information.
Private Placement	In a concurrent private placement, we are selling to the purchasers in this offering (i) Series 2 Warrants to purchase up to an aggregate of 13,000,000 underlying Common Stock, and (ii) 13,000 shares of Series B Preferred Stock. The Series 2 Warrants will be exercisable on the date six (6) months following the date of issuance at an exercise price of $0.12 and will expire two and a half years following the initial exercise date. The Stated Value for each share of Series B Preferred Stock is $0.001. We will receive proceeds from the concurrent Private Placement transaction solely to the extent that the Series 2 Warrants are exercised for cash. The Preferred Stock, Series 2 Warrants and the shares of Common Stock issuable upon the exercise of the Series 2 Warrants are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Regulation D promulgated thereunder. See “Private Placement.”
National Securities Exchange Listing	Our Common Stock is listed on the NYSE American under the symbol “TMBR”. There is no established public trading market for the Preferred Stock or Warrants, and we do not expect a market to develop. We do not intend to apply for listing of the Preferred Stock or Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Preferred Stock and Warrants will be limited.
Risk Factors	Investing in our securities involves significant risks. Before making a decision whether to invest in our securities, please read the information contained in or incorporated by reference under the heading “Risk Factors” in this prospectus supplement, the documents we have incorporated by reference herein, and under similar headings in other documents filed after the date hereof and incorporated by reference into this prospectus supplement. See “Incorporation of Certain Information by Reference” and “Where You Can Find More Information”.

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(1)       The above discussion and table are based on 133,542,818 shares of Common Stock outstanding as of September 30, 2022, and excludes:

•	375,002 shares of Common Stock underlying unvested restricted stock units under our 2020 Omnibus Equity Incentive Plan;

•	4,391,640 shares of Common Stock issuable upon the exercise of outstanding vested and unvested stock options under our 2020 Omnibus Equity Incentive Plan at a weighted-average exercise price of $0.76 per share, 15,871 shares of Common Stock underlying legacy BioPharmX stock options at a weighted-average exercise price of $75.27 per share, and 227,277 shares of Common Stock issuable upon the exercise of outstanding value appreciation rights (“VARs”);

•	44,280,470 shares of Common Stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $1.28 per share, including (i) 16,701,824 Series A Warrants with an exercise price of $1.16, (ii) 211,770 BioPharmX legacy warrants with a weighted-average exercise price of $85.77, (iii) 26,953,125 warrants with an exercise price of $0.70 issued in connection with our underwritten offering which closed on November 5, 2021 (the “November Offering”), (iv) 65,466,667 warrants with an exercise price of $0.12 per share issued in connection with our public offering which closed on August 8, 2022 (the “August Offering”), and (v) 413,751 warrants with an exercise price of $0.02 per share issued on May 22, 2020 (the “Bridge Warrants”) that are subject to potential anti-dilution adjustment as a result of this offering and the Private Placement;

•	7,243,306 shares of Common Stock remaining underlying the TardiMed Pre-Funded Warrant issued to TardiMed after June 30, 2022;

•	183,360 shares of treasury stock;

•	the shares of Common Stock issuable upon exercise of the Series 1 Warrants issued in this Offering; and

•	the shares of Common Stock issuable upon exercise of the Series 2 Warrants issued in the Private Placement.

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RISK FACTORS

An investment in our securities involves a high degree of risk. Before deciding whether to purchase our securities, including the shares of Common Stock offered by this prospectus supplement, you should carefully consider the risks and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, any subsequent Quarterly Report on Form 10-Q and our other filings with the SEC, all of which are incorporated by reference herein. If any of these risks actually occur, our business, financial condition and results of operations could be materially and adversely affected and we may not be able to achieve our goals, the value of our securities could decline and you could lose some or all of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations.

Risks Related to This Offering

A substantial number of shares of Common Stock may be sold in the market following this offering, which may depress the market price for our Common Stock.

Following this offering, a large number of shares of Common Stock issuable upon the exercise of the Private Placement Warrants issued in this offering may be sold in the market, which may depress the market price of our Common Stock. Sales of a substantial number of shares of our Common Stock in the public market following this offering could cause the market price of our Common Stock to decline. A substantial majority of the outstanding shares of our Common Stock are freely tradable without restriction or further registration under the Securities Act, unless owned or purchased by our “affiliates” as that term is defined in Rule 144 under the Securities Act.

There is substantial doubt about our ability to continue as a going concern. Even if this offering is successful, we will need additional funding to continue our operations. If we are unable to raise capital when needed, we could be forced to delay, reduce, or eliminate our preclinical studies and clinical trials, engage in one or more potential transactions, or cease our operations entirely.

We have incurred substantial operating losses since our inception. As reflected in our consolidated financial statements, we had an accumulated deficit of approximately $41.5 million at June 30, 2022, a net loss of approximately $12.6 million for the quarter ended June 30, 2022, and approximately $8.5 million of net cash used in operating activities for the quarter ended June 30, 2022. Our independent registered public accounting firm has issued a going concern opinion on our consolidated financial statements as of December 31, 2021, expressing substantial doubt that we can continue as an ongoing business due to insufficient capital for us to fund our operations. As of June 30, 2022, the Company’s current existing cash and cash equivalents was approximately $8.3 million. We have never generated any product revenue, and we cannot estimate with precision the extent of our future losses. We do not currently have any products that are available for commercial sale and we may never generate product revenue or achieve profitability. Based on our evaluations and current plans that are subject to change, we believe that the Company’s current existing cash and cash equivalents as of June 30, 2022, are sufficient only to satisfy our operating needs into the fourth quarter of 2022.

Even if this offering is successful and despite the completion of the August 2022 Offering for gross proceeds of $8.0 million, we will need additional financing to complete all of our planned operations. Consequently, management is pursuing various financing alternatives to secure additional resources to support our continued operations, including resources needed to complete our preclinical studies and clinical trials of our product candidates, and to manufacture and market any product candidates in the event they are approved for commercial sale, plus resources for engaging in potential business development activities. If we are unable to raise additional capital, we may seek to engage in one or more potential transactions, such as the sale of our Company, a strategic partnership with one or more parties or the licensing, sale or divestiture of some of our assets or proprietary technologies, or we may be forced to cease our operation entirely. There can be no assurance that we will be able to enter into such a transaction or transactions on a timely basis or on terms that are favorable to us. If we are unable to raise capital when needed or on attractive terms, or should we engage in one or more potential strategic transactions, we could be forced to delay, reduce, or eliminate our preclinical studies and clinical trials or any future commercialization efforts. If we determine to change our business strategy or to seek to engage in a strategic transaction, our future business, prospects, financial position and operating results could be significantly different than those in historical periods or projected by our management. Because of the significant uncertainty regarding these events, we are not able to accurately predict the impact of any potential changes in our existing business strategy.

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We have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the net proceeds are being used appropriately. The failure by our management to apply these funds effectively could result in financial losses that could have a material adverse effect on our business, cause the price of our securities to decline and delay the development of our product candidates. Pending the application of these funds, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

You will experience immediate and substantial dilution in the net tangible book value of the shares you purchase in this offering.

Because the price per share of our Common Stock being offered is substantially higher than the net tangible book value per share of our Common Stock after giving effect to this offering, you will suffer substantial dilution in the as adjusted net tangible book value of the Common Stock you purchase in this offering. If the holders of outstanding options, warrants, or other securities convertible into shares of our Common Stock exercise those options, warrants, or other such securities at prices below the offering price, you will incur further dilution. Please see the section entitled “Dilution” for a more detailed discussion of the dilution you will incur in this offering.

There is no public market for the Series 1 Warrants being offered by us in this Offering or the Preferred Stock or Series 2 Warrants being offering by us in the Private Placement.

There is no established public trading market for the Preferred Stock or the Warrants and we do not expect a market to develop. In addition, we do not intend to apply to list the Preferred Stock or Warrants on any national securities exchange or other nationally recognized trading system. Without an active market, the liquidity of the Preferred Stock or the Warrants will be limited.

This is a best efforts offering, no minimum amount of securities is required to be sold, and we may not raise the amount of capital we believe is required for our business plans, including our near-term business plans.

The Placement Agent has agreed to use its reasonable best efforts to solicit offers to purchase the securities in this offering. The Placement Agent has no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no required minimum number of securities that must be sold as a condition to completion of this offering. Because there is no minimum offering amount required as a condition to the closing of this offering, the actual offering amount, Placement Agent fees and proceeds to us are not presently determinable and may be substantially less than the maximum amounts set forth above. We may sell fewer than all of the securities offered hereby, which may significantly reduce the amount of proceeds received by us, and investors in this offering will not receive a refund in the event that we do not sell an amount of securities sufficient to support our continued operations, including our near-term continued operations. Thus, we may not raise the amount of capital we believe is required for our operations in the short-term and may need to raise additional funds, which may not be available or available on terms acceptable to us.

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We are subject to the continued listing requirements of the NYSE American. If we are unable to comply with such requirements, our Common Stock would be delisted from the NYSE American, which would limit investors’ ability to effect transactions in our Common Stock and subject us to additional trading restrictions.

Shares of our Common Stock are currently listed on the NYSE American. In order to maintain our listing, we must maintain certain share prices, financial and share distribution targets, including maintaining a minimum amount of stockholders’ equity and a minimum number of public stockholders. In addition to these objective standards, the NYSE American may delist the securities of any issuer if, in its opinion, the issuer’s financial condition and/or operating results appear unsatisfactory; if it appears that the extent of public distribution or the aggregate market value of the security has become so reduced as to make continued listing on the NYSE American inadvisable; if the issuer sells or disposes of principal operating assets or ceases to be an operating company; if an issuer fails to comply with the NYSE American’s listing requirements; if an issuer’s Common Stock sells at what the NYSE American considers a “low selling price” (generally trading below $0.20 per share for an extended period of time); or if any other event occurs or any condition exists which makes continued listing on the NYSE American, in its opinion, inadvisable. On August 23, 2022, we received a deficiency letter from the NYSE American indicating that we are not in compliance with Section 1003(f)(v) of the NYSE American Company Guide, because shares of our Common Stock have been selling for a low price per share for a substantial period time. If we fail to regain compliance with the NYSE American continued listing standards by February 23, 2023, the NYSE American will commence delisting proceedings.

If the NYSE American delists our shares of Common Stock from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our Common Stock would qualify to be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

•                     a limited availability of market quotations for our securities;

•                     reduced liquidity for our securities;

•                     a determination that our Common Stock is a “penny stock” which will require brokers trading in our Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

•                     a limited amount of news and analyst coverage; and

•                     a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because our shares of Common Stock are listed on the NYSE American, our shares of Common Stock qualify as covered securities under such statute. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. If we were no longer listed on the NYSE American, our securities would not be covered securities and we would be subject to regulation in each state in which we offer our securities.

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Our intended Reverse Stock Split might not be successful in maintaining our NYSE American listing.

The holders of Series B Preferred Stock have the right to cast approximately 10,000,000 votes per each share of Series B Preferred Stock on the Reverse Split Amendment and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment. The voting rights of the Preferred Stock were established in order to vote on the Reverse Split Amendment and thereby allow us to potentially maintain the Company’s NYSE American listing by raising the average minimum bid price of our Common Stock to over $0.20 for 30 consecutive trading days. However, there can be no assurances that we will be able to achieve a majority of votes in favor of the Reverse Split Amendment even with the Preferred Stock to be issued in this offering. If we are unable to implement the Reverse Stock Split, we might be delisted from NYSE American.

Further, at our 2022 annual meeting of stockholders, we proposed to amend the Company’s Charter at the discretion of our Board, to effect a reverse stock split of both our issued and outstanding shares of Common Stock, at a specific ratio, ranging from one-for-five (1:5) to one-for-fifteen (1:15), at any time prior to the one year anniversary date of the 2022 annual meeting of stockholders (the “Proposal”). The Proposal was approved by a majority of the votes cast but was not approved by a majority of the votes outstanding, and as such, the Proposal did not pass.

We do not intend to pay dividends on our Common Stock so any returns will depend on appreciation in the price of our Common Stock.

We have never declared or paid any cash dividends on our Common Stock. We currently anticipate that we will retain future earnings, if any, for the development, operation and expansion of our business and do not anticipate declaring or paying any cash dividends for the foreseeable future. Any return to stockholders will, therefore, be limited to the appreciation of their respective shares. There is no guarantee that our securities will appreciate in value or maintain the price at which you purchased them.

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CAPITALIZATION

The following table sets forth our cash and cash equivalents, as well as our capitalization, as of June 30, 2022, as follows:

•	on an actual basis;

•	on a pro forma basis to give effect to the sale by us of 66,666,667 shares of Common Stock, including the shares issued upon the exercise of the pre-funded warrants to purchase up to an aggregate of 20,083,334 shares of Common Stock; and common warrants to purchase up to an aggregate of 66,666,667 shares of Common Stock issued in the August 2022 Offering; and

•	on a pro forma as adjusted basis to give further effect to the sale by us of 13,000,000 shares of Common Stock, and Warrants exercisable for 13,000,000 shares of Common Stock, assuming no exercise of the Series 1 Warrants being sold in this offering and after deducting the placement agent fees and estimated offering expenses payable by us.

You should consider this table in conjunction with “Use of Proceeds” above as well as our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the notes to those financial statements for the year ended December 31, 2021, the quarter ended March 31, 2022, and the quarter ended June 30, 2022 incorporated by reference into this prospectus supplement.

	As of June 30, 2022
	Actual	Pro Forma	Pro Forma As Adjusted
	(Unaudited)	(Unaudited)	(Unaudited)
Cash and cash equivalents	$8,273,278	7,418,050	$15,691,328
Stockholders’ equity:
Common Stock, par value $0.001; 450,000,000 shares authorized; 63,753,834 shares issued and outstanding as of June 30, 2022	63,754	67,887	131,621
Additional paid-in capital	42,739,793	7,350,183	50,089,976
Accumulated deficit	(41,453,932)		(41,453,932)
Total stockholders’ equity	1,349,615	7,418,050	8,767,665
Total capitalization	$1,349,615	$7,418,050	$8,767,665

The information above is based on 63,753,834 shares of our Common Stock outstanding as of June 30, 2022, and excludes:

•	2,657,640 shares of Common Stock issuable upon the exercise of outstanding vested and unvested stock options under our 2020 Omnibus Equity Incentive Plan at a weighted-average exercise price of $1.06 per share, 15,781 shares of Common Stock underlying legacy BioPharmX stock options at a weighted-average exercise price of $75.27 per share, and 227,277 shares of Common Stock issuable upon the exercise of outstanding VARs;

•	44,280,470 shares of Common Stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $1.28 per share, including (i) 16,701,824 Series A Warrants with an exercise price of $1.16, (ii) 211,770 BioPharmX legacy warrants with a weighted-average exercise price of $85.77, (iii) 26,953,125 warrants with an exercise price of $0.70 issued in connection with the November Offering, (iv) 65,466,667 warrants with an exercise price of $0.12 per share issued in connection with the August Offering, and (v) 413,751 Bridge Warrants with an exercise price of $0.02 that are subject to potential anti-dilution adjustment as a result of this offering and the Private Placement;

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•	7,243,306 shares of Common Stock underlying the TardiMed Pre-Funded Warrant issued to TardiMed after June 30, 2022;

•	1,809,820 shares of Common Stock issued on August 3, 2022 upon a partial exercise of the TardiMed Pre-Funded Warrant;

•	183,360 shares of treasury stock;

•	the shares of Common Stock issuable upon exercise of the Series 1 Warrants issued in this Offering; and

•	the shares of Common Stock issuable upon exercise of the Series 2 Warrants issued in the Private Placement.

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DILUTION

If you invest in our securities in this offering, your interest will be diluted immediately to the extent of the difference between the public offering price paid by the purchasers of the securities sold in this offering and the as-adjusted net tangible book value per shares of Common Stock after this offering.

The net tangible book value of our Common Stock as of June 30, 2022, was approximately $1,371,922, or approximately $0.0215 per share of Common Stock. Net tangible book value per share represents the amount of our total tangible assets less total liabilities divided by the total number of our shares of Common Stock outstanding as of June 30, 2022.

Our pro forma net tangible book value as of June 30, 2022 was $8.65 million, or $0.0663 per share of Common Stock. Pro forma net tangible book value represents the amount of our total tangible assets less our total liabilities, after giving effect to our receipt of an estimated $6.9 million in net proceeds from the issuance and sale of 46,583,333 shares of Common Stock, 20,083,334 shares of Common Stock issued upon exercise of pre-funded warrants and common warrants to purchase up to an aggregate of 66,666,667 shares of Common Stock in the August Offering (assuming no exercise of such common warrants). Pro forma net tangible book value per share represents pro forma net tangible book value divided by the total number of shares outstanding as of June 30, 2022, after giving effect to the pro forma adjustment described above.

After giving effect to sale by us in this offering of 13,000,000 shares of Common Stock, and Series 1 Warrants exercisable for 13,000,000 shares of Common Stock, after deducting the Placement Agent fees and estimated offering expenses payable by us common warrants to purchase up to an aggregate of 66,666,667 shares of Common Stock issued in the August Offering (assuming no exercise of such warrants), our pro forma as adjusted net tangible book value as of June 30, 2022 would have been approximately $9.79 million, or approximately $0.0683 per share of Common Stock. This represents an immediate increase in pro forma net tangible book value of approximately $0.002 per share of Common Stock to our existing security holders and an immediate dilution in pro forma as adjusted net tangible book value of approximately $0.0317 per share of Common Stock to purchasers of our securities in this offering, as illustrated by the following table:

Offering price		$0.10
Net tangible book value per share of Common Stock as of June 30, 2022	$0.0215
Pro forma net tangible book value per share giving effect to the August Offering	$0.0663
Increase in pro forma net tangible book value per share giving effect to this offering (excluding the August Offering)	$0.002
Pro forma as adjusted net tangible book value per share of Common Stock as of June 30, 2022 after giving effect to this offering and the August Offering		$0.0683
Dilution per share of Common Stock to new investors participating in this offering		$0.0317

The information above is based on 63,753,834 shares of our Common Stock outstanding as of June 30, 2022, and excludes:

•	2,657,640 shares of Common Stock issuable upon the exercise of outstanding vested and unvested stock options under our 2020 Omnibus Equity Incentive Plan at a weighted-average exercise price of $1.06 per share, 15,781 shares of Common Stock underlying legacy BioPharmX stock options at a weighted-average exercise price of $75.27 per share, and 227,277 shares of Common Stock issuable upon the exercise of outstanding VARs;

•	44,280,470 shares of Common Stock issuable upon the exercise of outstanding warrants, having a weighted-average exercise price of $1.28 per share, including (i) 16,701,824 Series A Warrants with an exercise price of $1.16, (ii) 211,770 BioPharmX legacy warrants with a weighted-average exercise price of $85.77, (iii) 26,953,125 warrants with an exercise price of $0.70 issued in connection with the November Offering, (iv) 65,466,667 warrants with an exercise price of $0.12 per share issued in connection the August Offering, and (v) 413,751 Bridge Warrants with an exercise price of $0.02 that are subject to potential anti-dilution adjustment as a result of this offering and the Private Placement;

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•	7,243,306 shares of Common Stock underlying the TardiMed Pre-Funded Warrant issued to TardiMed after June 30, 2022;

•	1,809,820 shares of Common Stock issued on August 3, 2022 upon a partial exercise of the TardiMed Pre-Funded Warrant;

•	183,360 shares of treasury stock;

•	the shares of Common Stock issuable upon exercise of the Series 1 Warrants issued in this Offering; and

•	the shares of Common Stock issuable upon exercise of the Series 2 Warrants issued in the Private Placement.

To the extent that outstanding exercisable options or warrants are exercised, you may experience further dilution. In addition, we may need to raise additional capital and to the extent that we raise additional capital by issuing equity or convertible debt securities your ownership will be further diluted.

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DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering 13,000,000 shares of Common Stock together with Series 1 Warrants to purchase 13,000,000 shares of Common Stock at an initial exercise price equal to $0.10 per share. We are also registering the shares of Common Stock issuable from time to time upon exercise of the Series 1 Warrants offered hereby.

Common Stock

Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our Charter. Accordingly, pursuant to our Charter, holders of a majority of the shares of our Common Stock will be able to elect all of our directors. Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. It is not anticipated that we will pay dividends in the foreseeable future.

Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. All outstanding shares of Common Stock are fully paid and nonassessable.

The transfer agent and registrar for our Common Stock is Computershare Trust Company, NA. The transfer agent address is 520 Pike Street, Suite 1305, WA 98101, (206) 674-3050.

Series 1 Warrants

The following is a summary of certain terms and provisions of the Series 1 Warrants that are being offered in the Private Placement is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 1 Warrant, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Series 1 Warrant for a complete description of the terms and conditions of the Series 1 Warrants.

Duration and Exercise Price

Each Series 1 Warrant offered hereby will be immediately exercisable at an exercise price of $0.10 per share and will expire two and a half years following the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series 1 Warrants will be issued separately from the Preferred Stock, and may be transferred separately immediately thereafter. Series 1 Warrants will be issued in certificated form only.

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Exercise Limitation.

A holder will not have the right to exercise any portion of the Series 1 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series 1 Warrants. However, any holder may increase or decrease such percentage (but not above 9.99%), provided that any increase will not be effective until the 61st day after such election.

Transferability

Subject to applicable laws, the Series 1 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Series 1 Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Common Stock determined according to a formula set forth in the Series 1 Warrant.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Series 1 Warrants. Rather, the number of common shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing

There is no established public trading market for the Series 1 Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Series 1 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series 1 Warrants will be limited.

Fundamental Transactions

In the event of any fundamental transaction, as described in the Series 1 Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Series 1 Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Series 1 Warrant is exercisable immediately prior to such event. In the event of a fundamental transaction, the holder will have the right to require us or our successor entity to redeem the Series 1 Warrants for cash in the amount of the Black-Scholes Value (as defined in the Series 1 Warrant) of the unexercised portion of the Series 1 Warrant on the date of the consummation of the fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Series 1 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

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Rights as a Shareholder

Except as otherwise provided in the Series 1 Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series 1 Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series 1 Warrant.

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PRIVATE PLACEMENT

Concurrently with the closing of the sale of Common Stock in this offering, we also expect to issue and sell to the investors (i) 13,000 shares of Series B Preferred Stock and (ii) Series 2 Warrants to purchase an aggregate of up to 13,000,000 shares of Common Stock at an initial exercise price equal to $0.12 per share, which was the last reported share price of our Common Stock on the NYSE American on September 30, 2022.

The Preferred Stock, Series 2 Warrants and the shares of Common Stock issuable upon the exercise of the Series 2 Warrants are not being registered under the Securities Act, are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the purchaser may only sell the shares of Common Stock issued upon exercise of the Series 2 Warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

Series B Preferred Stock

General

Our board of directors is authorized to cause us to issue, from our authorized but unissued shares of preferred stock, one or more series of preferred stock, to establish from time to time the number of shares to be included in each such series, and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the shares of each such series. Pursuant to this authority, our board of directors has established the terms of the Series B Preferred Stock, which are described below.

When issued, the Series B Preferred Stock will be validly issued, fully paid and non-assessable. Each share of Series B Preferred Stock shall have a par value of $0.001 per share and a Stated Value equal to $0.001.

Dividends

No dividends shall be paid on shares of the Preferred Stock.

Voting Rights

The holders of shares of Series B Preferred Stock shall have no voting rights whatsoever and shall not vote separately or together with holders of shares of Common Stock or any other class or series of capital stock of the Company on any matters submitted to a vote of the stockholders of the Company, except as expressly specified herein or as required by applicable law. Notwithstanding the foregoing, each share of Series B Preferred Stock shall entitle the holder thereof to 10,000,000 votes per each share of Series B Preferred Stock solely and exclusively with respect to the Reverse Split Amendment and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment, voting together with the Common Stock and any other issued and outstanding shares of preferred stock of the Company as a single class.

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Each holder of Series B Preferred Stock covenants to vote, and shall cause its affiliates to vote, the shares of Preferred Stock on any proposal presented to the stockholders of the Company for purposes of approving the Reverse Split Amendment and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment and agrees that such shares of Preferred Stock, shall, to the extent voted in favor of the proposals, be automatically and without further action of the holders voted in the same proportions as shares of Common Stock (excluding any shares of Common Stock that are not voted) and any other issued and outstanding shares of preferred stock of the Corporation (other than the Preferred Stock or shares of such preferred stock not voted) are voted on the Reverse Split Amendment and the related adjournment proposal. For the avoidance of doubt, and for illustrative purposes only, if 30% of the aggregate votes cast by Common Stock and other preferred stock, if any, in connection with the Reverse Split Amendment are voted against such proposal and 70% of the aggregate votes cast by Common Stock and other preferred stock, if any, voting in connection with the Reverse Split Amendment are voted in favor thereof, then 30% of the votes cast by the shares of Preferred Stock (assuming all votes made in favor of the proposal) voting in connection with the Reverse Split Amendment shall vote against the approval of the Reverse Split Amendment and 70% of such votes shall be cast in favor of the Reverse Split Amendment.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, the holders of Series B Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company an amount equal to the Stated Value for each share of Preferred Stock before any distribution or payment shall be made to the holders of Common Stock, and if the assets of the Company shall be insufficient to pay in full such amounts, then the entire assets to be distributed to the holders of Series B Preferred Stock shall be ratably distributed among the holders of the Series B Preferred Stock in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

Preemptive Rights

No holders of Series B Preferred Stock will, as holders of Series B Preferred Stock, have any preemptive rights to purchase or subscribe for our Common Stock or any of our other securities.

Redemption

The Series B Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series B Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series B Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series B Preferred Stock will be limited.

Series 2 Warrants

The following is a summary of certain terms and provisions of the Series 2 Warrants that are being offered in the Private Placement is not complete and is subject to, and qualified in its entirety by, the provisions of the Series 2 Warrant, the form of which will be filed with the SEC as an exhibit to a Current Report on Form 8-K in connection with this offering and incorporated by reference into the registration statement of which this prospectus supplement forms a part. Prospective investors should carefully review the terms and provisions of the form of Series 2 Warrant for a complete description of the terms and conditions of the Series 2 Warrants.

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Duration and Exercise Price

The Series 2 Warrants are exercisable on the date six (6) months following the date of issuance at an exercise price of $0.12 and will expire two and a half years following the initial exercise date. The exercise price and number of shares of Common Stock issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our Common Stock and the exercise price. The Series 2 Warrants will be issued separately from the Preferred Stock, and may be transferred separately immediately thereafter. Series 2 Warrants will be issued in certificated form only.

Exercise Limitation

A holder will not have the right to exercise any portion of the Series 2 Warrant if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or 9.99% upon the request of the investor) of the number of shares of Common Stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Series 2 Warrants. However, any holder may increase or decrease such percentage (but not above 9.99%), provided that any increase will not be effective until the 61st day after such election.

Transferability

Subject to applicable laws, the Series 2 Warrants may be offered for sale, sold, transferred or assigned without our consent.

Cashless Exercise

In lieu of making the cash payment otherwise contemplated to be made to us upon the exercise of a Series 2 Warrant in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of common shares determined according to a formula set forth in the Series 2 Warrant.

Fractional Shares

No fractional common shares will be issued upon the exercise of the Series 2 Warrants. Rather, the number of common shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Exchange Listing

There is no established public trading market for the Series 2 Warrants being issued in the concurrent private placement, and we do not expect a market to develop. We do not intend to apply for listing of the Series 2 Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series 2 Warrants will be limited.

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Fundamental Transactions

In the event of any fundamental transaction, as described in the Series 2 Warrants and generally including any merger with or into another entity, sale of all or substantially all of our assets, tender offer or exchange offer, or reclassification of our shares of Common Stock, then upon any subsequent exercise of a Series 2 Warrant, the holder will have the right to receive as alternative consideration, for each share of Common Stock that would have been issuable upon such exercise immediately prior to the occurrence of such fundamental transaction, the number of shares of Common Stock of the successor or acquiring corporation or of our company, if it is the surviving corporation, and any additional consideration receivable upon or as a result of such transaction by a holder of the number of shares of Common Stock for which the Series 2 Warrant is exercisable immediately prior to such event. In the event of a fundamental transaction, the holder will have the right to require us or our successor entity to redeem the Series 2 Warrants for cash in the amount of the Black-Scholes Value (as defined in the Series 2 Warrant) of the unexercised portion of the Series 2 Warrant on the date of the consummation of the fundamental transaction. However, in the event of a fundamental transaction which is not in our control, including a fundamental transaction not approved by our board of directors, the holders of the Series 2 Warrants will only be entitled to receive from us or our successor entity, as of the date of consummation of such fundamental transaction the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of the warrant that is being offered and paid to the holders of our Common Stock in connection with the fundamental transaction, whether that consideration is in the form of cash, stock or any combination of cash and stock, or whether the holders of our Common Stock are given the choice to receive alternative forms of consideration in connection with the fundamental transaction.

Rights as a Shareholder

Except as otherwise provided in the Series 2 Warrants or by virtue of such holder’s ownership of our common shares, the holder of a Series 2 Warrant does not have the rights or privileges of a holder of our common shares, including any voting rights, until the holder exercises the Series 2 Warrant.

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USE OF PROCEEDS

We estimate that the net proceeds from this offering will be approximately $1.15 million, after deducting the placement agent fees and commissions and estimated offering expenses payable by us. We will receive proceeds from the concurrent private placement transaction of the Series 2 Warrants solely to the extent such warrants are exercised for cash.

Unless otherwise provided in the applicable prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we intend to use the net proceeds from the offering for general corporate purposes, which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to our technologies, licensing activities related to our current and future product candidates, the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital. The amounts and timing of these expenditures will depend on numerous factors, including the development of our current business initiatives. We have no specific acquisition contemplated at this time. As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses for the net proceeds from this offering. As a result, our management will have broad discretion in the allocation of the net proceeds. The amounts and timing of our actual expenditures will depend on numerous factors, including factors described under “Risk Factors” in this prospectus supplement and the documents incorporated by reference herein and therein.

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PLAN OF DISTRIBUTION

Pursuant to an engagement letter agreement dated September 2, 2022, we have engaged H.C. Wainwright & Co., LLC, referred to herein as Wainwright or the Placement Agent, to act as our exclusive placement agent in connection with this offering and the Private Placement. Under the terms of the engagement letter, Wainwright is not purchasing the securities offered by us in this offering, and is not required to sell any specific number or dollar amount of securities, but will assist us in this offering on a reasonable best efforts basis. The terms of this offering were subject to market conditions and negotiations between us, Wainwright and prospective investors. Wainwright will have no authority to bind us by virtue of the engagement letter. Wainwright may engage sub-agents or selected dealers to assist with this offering. We may not sell the entire amount of our securities offered pursuant to this prospectus supplement.

The Placement Agent proposes to arrange for the sale of the securities we are offering pursuant to this prospectus supplement and accompanying prospectus to one or more institutional or accredited investors through securities purchase agreements directly between the purchaser and us. We will only sell to such investors who have entered into the securities purchase agreement with us.

Delivery of the securities offered hereby is expected to occur on or about October 3, 2022, subject to customary closing conditions.

Fees and Expenses

The following table shows the per share Preferred Stock offering price, and total Placement Agent fees we will pay in connection with the sale of the securities in this offering.

	Per Share	Total
Offering Price	$0.10	$1,300,000
Placement Agent’s Fees	$0.006	$78,000
Proceeds to us before expenses	$0.094	$1,222,000

We have agreed to pay the Placement Agent a total cash fee equal to 6% of the gross proceeds of this offering. We will also pay the Placement Agent a non-accountable expense allowance of $25,000 and will reimburse the Placement Agent’s legal fees and expenses in an amount up to $40,000 and $15,950 for the expenses of its clearing firm. We estimate the total offering expenses of this offering that will be payable by us, excluding the Placement Agent fees and expenses, will be approximately $50,000. After deducting the Placement Agent fees and our estimated offering expenses, we expect the net proceeds from this offering to be approximately $1.15 million.

Right of First Refusal

In addition, we have granted a right of first refusal to the Placement Agent pursuant to which it has the right to act as the exclusive manager, underwriter or agent, as applicable, if the Company or its subsidiaries raise capital through a public or private offering of equity or equity-linked securities at any time prior to the six month anniversary of the closing date of this offering.

Tail

If an offering is not consummated before the term of our engagement with the Placement Agent expires, we have also agreed to pay the Placement Agent a tail fee equal to the cash compensation in this offering, if any investor, who was brought over-the-wall or introduced to us by the Placement Agent during the term of its engagement, provides us with capital in any public or private offering or other financing or capital raising transaction during the six month period following expiration or termination of our engagement of the Placement Agent.

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Other Relationships

The Placement Agent acted as the placement agent in connection with our previous offerings consummated in November 2021 and August 2022, for which it has received customary fees and expenses. The Placement Agent may, from time to time, engage in transactions with or perform services for us in the ordinary course of its business and may continue to receive compensation from us for such services. However, except as disclosed in this prospectus, we have no present arrangements with the Placement Agent for any further services.

Determination of Offering Price

The public offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Common Stock prior to this offering, among other things. Other factors considered in determining the public offering prices of the securities we are offering include the history and prospects of the Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Lock-up Agreements

We have agreed to not issue, offer for sale, contract to sell, or sell any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of our Common Stock for a period of forty-five (45) days following the closing date of this offering, subject to certain customary exception such as issuing stock options to directors, officers, employees and consultants under our existing plans, We have also agreed to not issue any securities that are subject to a price reset based on trading prices of our common stock or upon a specified or contingent event in the future, or enter into an agreement to issue securities at a future determined price, until May 18, 2023.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Computershare Trust Company.

NYSE American Listing

Our Common Stock is currently listed on the NYSE American under the symbol “TMBR.” On September 30, 2022, the reported closing price per share of our Common Stock was $0.12.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including certain liabilities arising under the Securities Act, or to contribute to payments that the Placement Agent may be required to make for these liabilities.

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Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act and any fees received by it and any profit realized on the sale of the securities by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. The Placement Agent will be required to comply with the requirements of the Securities Act and the Exchange Act of 1934, as amended (the “Exchange Act”), including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent. Under these rules and regulations, the Placement Agent may not engage in any stabilization activity in connection with our securities; and (ii) bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until they have completed their participation in the distribution.

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LEGAL MATTERS

The validity of the securities offered hereby and certain other legal matters will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. Ellenoff Grossman and Schole, LLP, New York, New York, has acted as counsel to the Placement Agent in connection with this offering.

EXPERTS

The consolidated financial statements of Timber Pharmaceuticals, Inc. as of December 31, 2021 and 2020, and for the years then ended, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2021 consolidated financial statements contains an explanatory paragraph that states that the Company’s recurring losses from operations raise substantial doubt about the entity’s ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act and in accordance therewith we file annual, quarterly, and other reports, proxy statements and other information with the Commission under the Exchange Act. Such reports, proxy statements and other information, including the Registration Statement, and exhibits and schedules thereto, are available to the public through the Commission’s website at www.sec.gov.

We make available free of charge on or through our website our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file such material with or otherwise furnish it to the Commission.

We have filed with the Commission a registration statement under the Securities Act of 1933, as amended, relating to the offering of these securities. The registration statement, including the attached exhibits, contains additional relevant information about us and the securities. This prospectus supplement does not contain all of the information set forth in the registration statement. You can obtain a copy of the registration statement, at prescribed rates, from the Commission at the address listed above, or for free at www.sec.gov. The registration statement and the documents referred to below under “Incorporation of Certain Information by Reference” are also available on our website, https://www.timberpharma.com/sec-filings.

We have not incorporated by reference into this prospectus supplement the information on our website, and you should not consider it to be a part of this prospectus supplement.

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INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents filed with the SEC are incorporated by reference into this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed on March 31, 2022;

•	our Quarterly Report on Form 10-Q for the period ended March 31, 2022 filed on May 12, 2022, and our Quarterly Report on Form 10-Q for the period ended June 30, 2022 filed on August 11, 2022;

•	our Current Reports on Form 8-K filed with the SEC on September 2, 2022, August 29, 2022, August 12, 2022, August 8, 2022, August 2, 2022, July 26, 2022, June 23, 2022, June 7, 2022, May 31, 2022, April 28, 2022, April 25, 2022, April 11, 2022, March 25, 2022, February 3, 2022 and January 18, 2022 (other than any portions thereof deemed furnished and not filed);

•	our definitive proxy statement on Schedule 14A filed with the SEC on April 22, 2022; and

•	the description of our Common Stock contained in the our Registration Statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description, including the Description of Securities filed as Exhibit 4.6 to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021.

We also incorporate by reference all documents we file pursuant to Section 13(a), 13(c), 14 or 15 of the Exchange Act (other than any portions of filings that are furnished rather than filed pursuant to Items 2.02 and 7.01 of a Current Report on Form 8-K) after the date of the initial registration statement of which this prospectus supplement is a part and prior to effectiveness of such registration statement. All documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination of the offering are also incorporated by reference and are an important part of this prospectus supplement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

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The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold until the registration statement is declared effective. This prospectus is not an offer to sell these securities, and is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any state or other jurisdiction where such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Subject to completion, dated May 3, 2021

PROSPECTUS

Timber Pharmaceuticals, Inc.

$100,000,000

Common Stock

Preferred Stock

Warrants

Subscription Rights

Units

We may offer, issue and sell from time to time together or separately, in one or more offerings, any combination of (i) our common stock, (ii) our preferred stock, which we may issue in one or more series, (iii) warrants, (iv) subscription rights and (v) units. The preferred stock, warrants and subscription rights may be convertible into, or exercisable or exchangeable for, common or preferred stock or other securities of ours. The units may consist of any combination of the securities listed above.

The aggregate public offering price of the securities that we may offer will not exceed $100,000,000. We will offer the securities in an amount and on terms that market conditions will determine at the time of the offering. Our common stock is presently listed on The NYSE American, LLC (the “NYSE American”) under the symbol “TMBR”. On April 30, 2021, the last reported sale price of our Common Stock on the NYSE American was $1.58 per share. Our common stock has recently experienced extreme volatility in price and trading volume. For example, on March 4, 2021 and March 11, 2021, the closing price of our common stock on the NYSE American was $1.66 and $3.55, respectively, and daily trading volume on these days was approximately 3.5 million and 143.7 million shares, respectively. During this period, there were no recent changes in our financial condition or results of operations that were consistent with the recent change in our stock price. Investors that purchase shares of our common stock may lose a significant portion of their investments if the price of our common stock declines. Please see the section of this prospectus supplement titled “Risk Factors.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange. You are urged to obtain current market quotations of our common stock. We have no preferred stock, warrants, subscription rights or units listed on any market. Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the risks that we refer you to under the section captioned “Risk Factors” in this prospectus on page 4 before buying our securities.

Should we offer any of the securities described in this prospectus, we will provide you with the specific terms of the particular securities being offered in supplements to this prospectus. You should read this prospectus and any supplement, together with additional information described under the headings “Additional Information” and “Incorporation of Certain Information by Reference” carefully before you invest. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.

We may sell these securities directly to our stockholders or to other purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions or discounts.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                  , 2021.

Timber Pharmaceuticals, Inc. and its consolidated subsidiaries are referred to herein as “Timber,” “the Company,” “we,” “us” and “our,” unless the context indicates otherwise.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may from time to time offer and sell, in one or more offerings, any or all of the securities described in this prospectus, separately or together, up to an aggregate offering price of $100,000,000. This prospectus provides you with a general description of our securities being offered. When we issue the securities being offered by this prospectus, we will provide a prospectus supplement (which term includes, as applicable, the at-the-market sale agreement prospectus filed with the registration statement of which this prospectus forms a part) that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Additional Information” and “Incorporation of Certain Information by Reference.”

  PROSPECTUS SUMMARY

The following summary highlights some information from this prospectus. It is not complete and does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus, including the “Risk Factors” section on page 4, the consolidated financial statements and related notes and the other more detailed information appearing elsewhere or incorporated by reference into this prospectus.

The Company

We are a clinical-stage biopharmaceutical company focused on the development and commercialization of treatments for orphan dermatologic diseases. Our investigational therapies have proven mechanisms-of-action backed by decades of clinical experience and well-established CMC (chemistry, manufacturing and control) and safety profiles. We are initially focused on developing non-systemic treatments for rare dermatologic diseases including congenital ichthyosis, facial angiofibromas (“FAs”) in tuberous sclerosis complex (“TSC”), and scleroderma. Our lead programs are TMB-001, TMB-002 and TMB-003.

TMB-001

TMB-001, a patented topical formulation of isotretinoin is currently being evaluated in a Phase 2b clinical trial for the treatment of moderate to severe subtypes of congenital ichthyosis (“CI”), a group of rare genetic keratinization disorders that lead to dry, thickened, and scaling skin. A prior Phase 1/2 study involving 19 patients with CI demonstrated safety and a signal of preliminary efficacy of TMB-001, as well as minimal systemic absorption. In 2018, the FDA awarded us the first tranche of a $1.5 million grant in the amount of $500,000 to support clinical trials evaluating TMB-001 through its Orphan Products Grant program. In March 2020 and March 2021, the FDA awarded us the second and third tranches of the grant, respectively, each in the amount of $500,000.

On July 1, 2020, we announced that all 11 sites across the United States and Australia in the Phase 2b CONTROL study evaluating TMB-001 in patients with moderate to severe CI were enrolling patients. As of December 31, 2020, all sites participating in a Phase 2b clinical trial evaluating TMB-001 were opened and enrolling patients. On March 15, 2021, we announced that 50% of patients in the Phase 2b clinical trial have been enrolled. We continue to anticipate topline data readout in Q3 for the Phase IIb TMB-001 trial. We are currently evaluating the sample size, including a potential reduction, in order to maintain forward progress towards phase III.

On December 15, 2020, we announced that we had received a notice of allowance from the U.S. Patent and Trademark Office (USPTO) for a Company patent application covering TMB-001 (U.S. Patent Application No.: 15/772,456) and the application subsequently issued on February 10, 2021 as US 10,933,018.

On April 28, 2021, we announced that the Japanese Patent Office had decided to grant a patent (No. 2018542677) for TMB-001.

TMB-002

TMB-002, a proprietary topical formulation of rapamycin is currently being evaluated in a Phase 2b clinical trial for the treatment of FAs in TSC, a multisystem genetic disorder resulting in the growth of hamartomas in multiple organs. TSC results from dysregulation in the mTOR pathway, and as a topical mTOR inhibitor, TMB-002 may address FAs in TSC without the level of systemic absorption of an oral agent.

The impact of the worldwide spread of a novel strain of coronavirus (“COVID-19”) has been unprecedented and unpredictable. Site activation and patient enrollment have been impacted by the COVID-19 pandemic in the TMB-002 study, especially at our contracted test sites in Eastern Europe. We are expecting that there will be some delay to the completion of recruitment and in the topline data readout for the TMB-002 program and we are currently working with our partners and the sites to better qualify this situation. We fully expect recruitment to be completed by the end of Q3 2021. The Company is also continuing to assess the effect of COVID-19 on the TMB-002 study as well as the Company’s overall operations by monitoring the spread of COVID-19 and the actions implemented to combat the virus throughout the world. The Company’s assessment of the impact of COVID-19 may change in the future.

On March 17, 2021, we announced that AFT Pharmaceuticals Limited (“AFT”), one of our development partners, entered into a license and supply agreement with Desitin Arzneimittel GmbH (“Desitin”) for Pascomer® (TMB-002 topical rapamycin) for the treatment of FAs associated with TSC in Europe. Pursuant to the AFT Licensing and Development Agreement, we are entitled to receive a significant percentage of the economics (royalties and milestones) in any licensing transaction that AFT executes outside of North America, Australia, New Zealand, and Southeast Asia for licensing rights to TMB-002. The current transaction with Desitin is included in the scope of this provision.

TMB-003

TMB-003, a proprietary formulation of sitaxsentan, a new chemical entity in the U.S., which is a selective endothelin-A receptor antagonist, is currently in preclinical development as a locally applied formulation for the treatment of scleroderma, a rare connective tissue disorder characterized by abnormal thickening of the skin.

On January 12, 2021, we announced that the FDA has granted orphan drug designation for TMB-003, our locally delivered formulation of Sitaxsentan, for the treatment of systemic sclerosis.

BPX-01 and BPX-04

Pursuant to the Merger Agreement (as defined below), BPX-01 (Topical Minocycline, 2%) and BPX-04 (Topical Minocycline, 1%) were added to our portfolio. BPX-01 and BPX-04 are assets currently in development for acne vulgaris and papulopustular rosacea, respectively. On July 22, 2020, we announced that we had received notice from the European Patent Office that it intends to grant a patent for the Company’s topical composition of pharmaceutical tetracycline (including minocycline) for dermatological use (European Patent Application No. 16714168.8) and the application subsequently issued on December 16, 2020 as EP 3273940. Patents covering the BPX-01 and BPX-04 assets have previously been granted in the United States, South Africa, and Australia, among other countries. We are currently evaluating our strategic options regarding these assets.

On September 15, 2020, we announced that we had received a notice of allowance from the USPTO for a Company patent application covering BPX-01 and BPX-04 (U.S. Patent Application No.: 16/514,459) and the application subsequently issued on January 5, 2021 as US 10,881,672.

The Merger, Reverse Stock Split and Name Change

On May 18, 2020, we completed our business combination with Timber Sub, in accordance with the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 28, 2020, as amended, by and among Timber, Timber Sub and BITI Merger Sub Inc., a wholly-owned subsidiary of Timber (“Merger Sub”) (the “Merger Agreement”), pursuant to which Merger Sub merged with and into Timber Sub, with Timber Sub surviving as a wholly owned subsidiary of Timber (the “Merger”).

In connection with, and immediately prior to the completion of, the Merger, we effected a reverse stock split of our Common Stock, at a ratio of 1-for-12 (the “Reverse Stock Split”). Under the terms of the Merger Agreement, after taking into account the Reverse Stock Split, we issued shares of Common Stock to Timber Sub’s unitholders at an exchange rate of 629.57 shares of Common Stock for each Timber Sub common unit outstanding immediately prior to the Merger. In connection with the Merger, we changed our name from “BioPharmX Corporation” to “Timber Pharmaceuticals, Inc.,” and the business conducted by the Company became the business conducted by Timber Sub.

Private Placement of Common Stock and Warrants

On May 18, 2020, Timber and Timber Sub completed a private placement transaction (the “Pre-Merger Financing”) with the Investors pursuant to the Securities Purchase Agreement for an aggregate purchase price of approximately $25.0 million (comprised of (i) approximately $5 million credit with respect to the senior secured notes issued in connection with the bridge loan that certain of the Investors made to Timber Sub at the time of the execution of the Merger Agreement and (ii) approximately $20 million in cash from the Investors).

Pursuant to the Pre-Merger Financing, (i) Timber Sub issued and sold to the Investors common units of Timber Sub which converted pursuant to the exchange ratio in the Merger into an aggregate of approximately 4,137,509 shares (the “Converted Shares”) of Common Stock; and (ii) the Company agreed to issue to each Investor, on the tenth trading day following the consummation of the Merger, (A) Series A Warrants representing the right to acquire shares of Common Stock equal to 75% of the sum of (a) the number of Converted Shares issued to the Investor, without giving effect to any limitation on delivery contained in the Securities Purchase Agreement, and (b) the number of shares of Common Stock underlying the Series B Warrants issued to the Investor (the “Series B Warrants”) and (B) the Series B Warrants. On June 2, 2020, pursuant to the terms of the Securities Purchase Agreement, the Company issued the Series A Warrants and the Series B Warrants.

In addition, pursuant to the terms of the Securities Purchase Agreement, dated as of January 28, 2020 between Timber Sub and several of the Investors, the Company issued to such purchasers, on May 22, 2020, warrants to purchase 413,751 shares of Common Stock (the “Bridge Warrants”) which have an exercise price of $2.2362 per share.

Pursuant to the Waiver Agreements we entered into with the Selling Stockholders on November 19, 2020, (A) the exercise price of the Series A Warrants was definitively set at $1.16 per share, (B) the number of shares underlying all of the Series A Warrants was definitively set at 20,178,214 and (C) the number of shares underlying all of the Series B Warrants was definitively set at 22,766,776. As of March 4, 2021, all Series B Warrants had been exercised in full.

Corporate Information

Our principal offices are located at 110 Allen Road, Suite 401, Basking Ridge, NJ, and our telephone number is (908) 636-7160. Our website address is www.timberpharma.com. Our website and the information contained on, or that can be accessed through, our website shall not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision whether to purchase our Common Stock.

RISK FACTORS

Before purchasing any of the securities you should carefully consider the risk factors set forth below and incorporated by reference in this prospectus from our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and any subsequent updates described in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as the risks, uncertainties and additional information set forth in our SEC reports on Forms 10-K, 10-Q and 8-K and in the other documents incorporated by reference in this prospectus. For a description of these reports and documents, and information about where you can find them, see “Additional Information” and “Incorporation of Certain Information By Reference.” Additional risks not presently known or that we presently consider to be immaterial could subsequently materially and adversely affect our financial condition, results of operations, business and prospects.

The market price of our common stock has been extremely volatile and may continue to be volatile due to numerous circumstances beyond our control.

The market price of our common stock has fluctuated, and may continue to fluctuate, widely, due to many factors, some of which may be beyond our control. These factors include, without limitation:

•	“short squeezes”;

•	comments by securities analysts or other third parties, including blogs, articles, message boards and social and other media;

•	large stockholders exiting their position in our common stock or an increase or decrease in the short interest in our common stock;

•	actual or anticipated fluctuations in our financial and operating results;

•	risks and uncertainties associated with the ongoing COVID-19 pandemic;

•	the timing and allocations of new product candidates;

•	public perception of our product candidates and competitive products; and

•	overall general market fluctuations.

Stock markets in general and our stock price in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies and our company. Our common stock has recently experienced extreme volatility in price and trading volume. For example, on March 4, 2021 and March 11, 2021, the closing price of our common stock on the NYSE American was $1.66 and $3.55, respectively, and daily trading volume on these days was approximately 3.5 million and 143.7 million shares, respectively. During this period, there were no recent changes in our financial condition or results of operations that were consistent with the change in our stock price. In particular, a proportion of our common stock has been and may continue to be traded by short sellers which may put pressure on the supply and demand for our common stock, further influencing volatility in its market price. Additionally, these and other external factors have caused and may continue to cause the market price and demand for our common stock to fluctuate, which may limit or prevent investors from readily selling their shares of common stock and may otherwise negatively affect the liquidity of our common stock.

A “short squeeze” due to a sudden increase in demand for shares of our common stock that largely exceeds supply could lead to extreme price volatility in shares of our common stock.

Investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent aggregate short exposure exceeds the number of shares of our common stock available for purchase on the open market, investors with short exposure may have to pay a premium to repurchase shares of our common stock for delivery to lenders of our common stock. Those repurchases may in turn, dramatically increase the price of our common stock until additional shares of our common stock are available for trading or borrowing. This is often referred to as a “short squeeze.” A proportion of our common stock has been and may continue to be traded by short sellers which may increase the likelihood that our common stock will be the target of a short squeeze. A short squeeze could lead to volatile price movements in shares of our common stock that are unrelated or disproportionate to our operating performance or prospectus and, once investors purchase the shares of our common stock necessary to cover their short positions, the price of our common stock may rapidly decline. Investors that purchase shares of our common stock during a short squeeze may lose a significant portion of their investment.

Enrollment and retention of patients in clinical trials is an expensive and time-consuming process and could be made more difficult or rendered impossible by multiple factors outside our control.

We may encounter delays or difficulties in enrolling, or be unable to enroll, a sufficient number of patients to complete any of our clinical trials on its current timelines, or at all, and even once enrolled we may be unable to retain a sufficient number of patients to complete any of our trials. Enrollment in our clinical trials may be slower than we anticipate, leading to delays in our development timelines. For example, due to the COVID-19 pandemic, we have experienced delays to the completion of recruitment and in the topline data readout for the TMB-002 program and we are currently working with our partners and the sites regarding the extent of such delays. We anticipate recruitment to be completed by the end of the third quarter of 2021. Further, we may face additional difficulties enrolling or maintaining a sufficient number of patients in our clinical trials due to the existing alternative treatments approved for the treatment of any of our targeted indications, such as topical corticosteroids or topical steroid-free therapies for atopic dermatitis or psoriasis, as patients may decline to enroll or decide to withdraw from our clinical trials due to the risk of receiving placebo. Patient enrollment and retention in clinical trials depends on many factors, including the size of the patient population, the nature of the trial protocol, our ability to recruit clinical trial investigators with the appropriate competencies and experience, the existing body of safety and efficacy data with respect to the study drug, the number and nature of competing treatments and ongoing clinical trials of competing drugs for the same indication, the proximity of patients to clinical sites, the eligibility criteria for the trial and the proportion of patients screened that meets those criteria, our ability to obtain and maintain patient consents, and our ability to successfully complete prerequisite studies before enrolling certain patient populations.

Furthermore, any negative results or new safety signals we may report in clinical trials of our product candidates may make it difficult or impossible to recruit and retain patients in other clinical trials. Similarly, negative results reported by our competitors about their drug candidates may negatively affect patient recruitment in our clinical trials. Also, marketing authorization of competitors in this same class of drugs may impair our ability to enroll patients into our clinical trials, delaying or potentially preventing it from completing recruitment of one or more of our trials.

Delays or failures in planned patient enrollment or retention may result in increased costs, program delays or both, which could have a harmful effect on our ability to develop our product candidates or could render further development impossible. In addition, we expect to rely on CROs and clinical trial sites to ensure proper and timely conduct of our future clinical trials, and, while we intend to enter into agreements governing their services, we will be limited in our ability to compel their actual performance.

FORWARD-LOOKING STATEMENTS

This prospectus, including the documents that we incorporate by reference, contains forward-looking statements as that term is defined in the federal securities laws. The events described in forward-looking statements contained in this prospectus, including the documents that we incorporate by reference, may not occur. Generally, these statements relate to our business plans or strategies, projected or anticipated benefits or other consequences of our plans or strategies, financing plans, projected or anticipated benefits from acquisitions that we may make, or projections involving anticipated revenues, earnings or other aspects of our operating results or financial position, and the outcome of any contingencies. Any such forward-looking statements are based on current expectations, estimates and projections of management. We intend for these forward-looking statements to be covered by the safe-harbor provisions for forward-looking statements. Words such as “may,” “expect,” “believe,” “anticipate,” “project,” “plan,” “intend,” “estimate,” and “continue,” and their opposites and similar expressions are intended to identify forward-looking statements. We caution you that these statements are not guarantees of future performance or events and are subject to a number of uncertainties, risks and other influences, many of which are beyond our control that may influence the accuracy of the statements and the projections upon which the statements are based. Factors that may affect our results include, but are not limited to, the risks and uncertainties discussed in the “Risk Factors” section on page 3 of this prospectus, in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 or in other reports we file with the Securities and Exchange Commission.

Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

You should rely only on the information in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it.

USE OF PROCEEDS

Unless we inform you otherwise in the prospectus supplement relating to a particular offering of securities, we will use the net proceeds from the sale of the securities offered by this prospectus and the exercise price from the exercise of any convertible securities, if any, for working capital and other general corporate purposes, which may include funding acquisitions or investments in businesses, products or technologies that are complementary to our own and reducing indebtedness.

When particular securities are offered, the prospectus supplement relating to that offering will set forth our intended use of the net proceeds received from the sale of those securities we sell. Pending the application of the net proceeds for these purposes, we expect to invest the proceeds in short-term, interest-bearing instruments or other investment-grade securities.

THE SECURITIES WE MAY OFFER

General

The descriptions of the securities contained in this prospectus, together with the applicable prospectus supplements, summarize all of the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to any securities the particular terms of the securities offered by that prospectus supplement. If we indicate in the applicable prospectus supplement, the terms of the securities may differ from the terms we have summarized below. We may also include in the prospectus supplement information about material United States federal income tax considerations relating to the securities, and the securities exchange, if any, on which the securities will be listed.

We may sell from time to time, in one or more offerings:

●	common stock;

●	preferred stock;

●	subscription rights to purchase shares of common stock or preferred stock;

●	warrants to purchase shares of common stock or preferred stock; and

●	units consisting of any combination of the securities listed above.

In this prospectus, we refer to the common stock, preferred stock, subscription rights, warrants and units collectively as “securities.” The total dollar amount of all securities that we may sell pursuant to this prospectus will not exceed $100,000,000.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

General

We are authorized to issue up to 460,000,000 shares of capital stock, including 450,000,000 shares of Common Stock, par value $0.001 per share, and 10,000,000 shares of undesignated preferred stock, no par value, as to which 2,500 shares have been designated as Series A Preferred Stock. As of April 26, 2021, we had 36,659,685 shares of Common Stock and 1,819 shares of preferred stock issued and outstanding.

The additional shares of our authorized stock available for issuance may be issued at times and under circumstances so as to have a dilutive effect on earnings per share and on the equity ownership of the holders of our Common Stock. The ability of our board of directors to issue additional shares of stock could enhance the board’s ability to negotiate on behalf of the stockholders in a takeover situation but could also be used by the board to make a change-in-control more difficult, thereby denying stockholders the potential to sell their shares at a premium and entrenching current management. The following description is a summary of the material provisions of our capital stock. You should refer to our certificate of incorporation, as amended and bylaws, both of which are on file with the SEC as exhibits to previous SEC filings, for additional information. The summary below is qualified by provisions of applicable law.

Common Stock

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our Common Stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine. Holders of our Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. We have not provided for cumulative voting for any matter in our certificate of incorporation. Accordingly, pursuant to our certificate of incorporation, holders of a majority of the shares of our Common Stock will be able to elect all of our directors. Our Common Stock is not entitled to preemptive rights, and is not subject to conversion, redemption or sinking fund provisions. Upon our liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our Common Stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights of and the payment of liquidation preferences, if any, on any outstanding shares of preferred stock. As of April 26, 2021, we had outstanding options to purchase an aggregate of 200,237 shares of our Common Stock, with a weighted-average exercise price of $8.58 per share. As of April 26, 2021, there were Value Appreciation Rights payable in 367,670 shares of Common Stock. As of April 26, 2021, we had outstanding warrants to purchase an aggregate of 17,329,621 shares of our Common Stock, with a weighted-average exercise price of $2.25 per share.

In connection with our September 2016 public offering of warrants, or the 2016 Warrants, to Roth Capital Partners and certain designees of Rodman & Renshaw, a unit of H.C. Wainwright & Co., LLC, the holders of Common Stock underlying such warrants were entitled to rights with respect to the registration of such shares under the Securities Act. In January 2017, we issued additional warrants, or the 2017 Warrants, to Rodman & Renshaw pursuant to a letter agreement. In August 2017, a shelf registration statement with respect to the 2016 Warrants and the 2017 Warrants was filed and declared effective by the SEC. We are required to use commercially reasonable efforts to cause such registration statement to remain continuously effective for a period that will terminate upon the earlier of (i) the date on which all such Common Stock has been disposed of pursuant to such registration statement, or (ii) the date on which all such Common Stock is sold in a transaction that is exempt from registration pursuant to Rule 144 or a transaction in which such selling stockholders’ rights under the registration rights agreement are not assigned; provided, however, that such requirement shall not apply during any period in which all the shares of Common Stock then outstanding and held by selling stockholders may be sold under Rule 144 without restriction, including volume limitations or manner of sale restrictions.

Preferred Stock

We are authorized to issue up to 10,000,000 shares of preferred stock, as to which 2,500 is designated as Series A Preferred Stock and the remainder of which are undesignated. As of April 26, 2021, 1,819 shares of our Series A Preferred Stock are issued, outstanding and currently redeemable at the option of the Series A Preferred Stock holder and no such shares were subject to outstanding options or other rights to purchase or acquire. Redemption is subject to certain limitations under Delaware law, so that our ability to pay the redemption price to such holder is or may be limited. Our board of directors has the authority to issue preferred stock in one or more classes or series and to fix the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, including dividend rights, conversion right, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, without further vote or action by the stockholders. Although we have no present plans to issue any other shares of preferred stock, the issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could decrease the amount of earnings and assets available for distribution to the holders of common stock, could adversely affect the rights and powers, including voting rights, of the common stock, and could have the effect of delaying, deterring or preventing a change of control of us or an unsolicited acquisition proposal. The preferred stock may provide for an adjustment of the conversion price in the event of an issuance or deemed issuance at a price less than the applicable conversion price, subject to certain exceptions.

Future Issuance of Preferred Stock

If we offer a specific series of preferred stock under this prospectus, we will describe the terms of the preferred stock in the prospectus supplement for such offering and will file a copy of the certificate establishing the terms of the preferred stock with the SEC. To the extent required, this description will include:

●	the title and stated value;

●	the number of shares offered, the liquidation preference per share and the purchase price;

●	the dividend rate(s), period(s) and/or payment date(s), or method(s) of calculation for such dividends;

●	whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

●	the procedures for any auction and remarketing, if any;

●	the provisions for a sinking fund, if any;

●	the provisions for redemption, if applicable;

●	any listing of the preferred stock on any securities exchange or market;

●	whether the preferred stock will be convertible into our common stock, and, if applicable, the conversion price (or how it will be calculated) and conversion period;

●	voting rights, if any, of the preferred stock;

●	a discussion of any material and/or special U.S. federal income tax considerations applicable to the preferred stock;

●	the relative ranking and preferences of the preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

●	any material limitations on issuance of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs.

Transfer Agent and Registrar for Preferred Stock

The transfer agent and registrar for any series or class of preferred stock will be set forth in each applicable prospectus supplement.

Anti-takeover Effects of Delaware Law and our Certificate of Incorporation, as amended

The provisions of Delaware law, our certificate of incorporation and our bylaws described below may have the effect of delaying, deferring or discouraging another party from acquiring control of us.

Section 203 of the Delaware General Corporation Law

Our Certificate of Incorporation, as amended, and Bylaws, as amended, contain provisions that could have the effect of discouraging potential acquisition proposals or tender offers or delaying or preventing a change of control. These provisions are as follows:

●	they provide that special meetings of stockholders may be called only by a majority of our board of directors or an officer instructed by the directors to call a special meeting, thus prohibiting a stockholder from calling a special meeting;

●	they authorize our board of directors to fill vacant directorships, including newly created seats;

●	they can be amended or repealed by unanimous written consent of our board of directors;

●	they do not include a provision for cumulative voting in the election of directors. Under cumulative voting, a minority stockholder holding a sufficient number of shares may be able to ensure the election of one or more directors. The absence of cumulative voting may have the effect of limiting the ability of minority stockholders to effect changes in our board of directors; and

●	they allow us to issue, without stockholder approval, up to 10,000,000 shares of preferred stock that could adversely affect the rights and powers of the holders of our Common Stock.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, an anti-takeover law. Subject to certain exceptions, the statute prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder unless:

●	prior to such date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

●	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least eighty-five percent 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (1) by persons who are directors and also officers and (2) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●	on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-thirds percent 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, for purposes of Section 203, a “business combination” includes a merger, asset or stock sale, or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns or, within three (3) years prior to the determination of interested stockholder status, owned fifteen percent (15%) or more of a corporation’s outstanding voting securities.

Potential Effects of Authorized but Unissued Stock

We have shares of common stock and preferred stock available for future issuance without stockholder approval. We may utilize these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, to facilitate corporate acquisitions or payment as a dividend on the capital stock.

The existence of unissued and unreserved common stock and preferred stock may enable our board of directors to issue shares to persons friendly to current management or to issue preferred stock with terms that could render more difficult or discourage a third-party attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise, thereby protecting the continuity of our management. In addition, the board of directors has the discretion to determine designations, rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences of each series of preferred stock, all to the fullest extent permissible under the Delaware General Corporation Law and subject to any limitations set forth in our certificate of incorporation. The purpose of authorizing the board of directors to issue preferred stock and to determine the rights and preferences applicable to such preferred stock is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of preferred stock, while providing desirable flexibility in connection with possible financings, acquisitions and other corporate purposes, could have the effect of making it more difficult for a third-party to acquire, or could discourage a third-party from acquiring, a majority of our outstanding voting stock.

DESCRIPTION OF STOCK WARRANTS

We summarize below some of the provisions that will apply to the warrants unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the warrants will be contained in the applicable warrant certificate and warrant agreement. These documents have been or will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the warrant certificate and the warrant agreement. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.

General

We may issue, together with common or preferred stock as units or separately, warrants for the purchase of shares of our common or preferred stock. The terms of each warrant will be discussed in the applicable prospectus supplement relating to the particular series of warrants. The form(s) of certificate representing the warrants and/or the warrant agreement will be, in each case, filed with the SEC as an exhibit to a document incorporated by reference in the registration statement of which this prospectus is a part on or prior to the date of any prospectus supplement relating to an offering of the particular warrant. The following summary of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants.

The prospectus supplement relating to any series of warrants that are offered by this prospectus will describe, among other things, the following terms to the extent they are applicable to that series of warrants:

●	the procedures and conditions relating to the exercise of the warrants;

●	the number of shares of our common or preferred stock, if any, issued with the warrants;

●	the date, if any, on and after which the warrants and any related shares of our common or preferred stock will be separately transferable;

●	the offering price of the warrants, if any;

●	the number of shares of our common or preferred stock which may be purchased upon exercise of the warrants and the price or prices at which the shares may be purchased upon exercise;

●	the date on which the right to exercise the warrants will begin and the date on which the right will expire;

●	a discussion of the material United States federal income tax considerations applicable to the exercise of the warrants;

●	anti-dilution provisions of the warrants, if any;

●	call provisions of the warrants, if any; and

●	any other material terms of the warrants.

Each warrant may entitle the holder to purchase for cash, or, in limited circumstances, by effecting a cashless exercise for, the number of shares of our common or preferred stock at the exercise price that is described in the applicable prospectus supplement. Warrants will be exercisable during the period of time described in the applicable prospectus supplement. After that period, unexercised warrants will be void. Warrants may be exercised in the manner described in the applicable prospectus supplement.

A holder of a warrant will not have any of the rights of a holder of our common or preferred stock before the stock is purchased upon exercise of the warrant. Therefore, before a warrant is exercised, the holder of the warrant will not be entitled to receive any dividend payments or exercise any voting or other rights associated with shares of our common or preferred stock which may be purchased when the warrant is exercised.

Transfer Agent and Registrar

The transfer agent and registrar, if any, for any warrants will be set forth in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock or preferred stock. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

●	the price, if any, for the subscription rights;

●	the exercise price payable for our common stock or preferred stock upon the exercise of the subscription rights;

●	the number of subscription rights to be issued to each stockholder;

●	the number and terms of our common stock or preferred stock which may be purchased per each subscription right;

●	the extent to which the subscription rights are transferable;

●	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

●	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

●	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

●	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security (but, to the extent convertible securities are included in the units, the holder of the units will be deemed the holder of the convertible securities and not the holder of the underlying securities). The unit agreement under which a unit is issued, if any, may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date. The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

●	the terms of the unit agreement governing the units;

●	United States federal income tax considerations relevant to the units; and

●	whether the units will be issued in fully registered global form.

This summary of certain general terms of units and any summary description of units in the applicable prospectus supplement do not purport to be complete and are qualified in their entirety by reference to all provisions of the applicable unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. The forms of the unit agreements and other documents relating to a particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you.

FORMS OF SECURITIES

Each warrant, subscription right and unit, will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Certificated securities in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the warrants represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.

Global Securities

Registered Global Securities. We may issue the registered warrants, subscription rights and units, in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.

If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.

So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the applicable indenture or warrant agreement. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the applicable indenture or warrant agreement. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the applicable indenture or warrant agreement. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the applicable indenture or warrant agreement, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Any payments to holders with respect to warrants represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of the Company, the trustees, the warrant agents or any other agent of the Company, the trustees or the warrant agents will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.

If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or warrant agent or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.

PLAN OF DISTRIBUTION

Initial Offering and Sale of Securities

Unless otherwise set forth in a prospectus supplement accompanying this prospectus, we may sell the securities being offered hereby, from time to time, by one or more of the following methods:

●	to or through underwriting syndicates represented by managing underwriters;

●	through one or more underwriters without a syndicate for them to offer and sell to the public;

●	through dealers or agents; and

●	to investors directly in negotiated sales or in competitively bid transactions.

Offerings of securities covered by this prospectus also may be made into an existing trading market for those securities in transactions at other than a fixed price, either:

●	on or through the facilities of the NYSE American or any other securities exchange or quotation or trading service on which those securities may be listed, quoted, or traded at the time of sale; and/or

●	to or through a market maker other than on the securities exchanges or quotation or trading services set forth above.

Those at-the-market offerings, if any, will be conducted by underwriters acting as principal or agent of the Company, who may also be third-party sellers of securities as described above. The prospectus supplement with respect to the offered securities will set forth the terms of the offering of the offered securities, including:

●	the name or names of any underwriters, dealers or agents;

●	the purchase price of the offered securities and the proceeds to us from such sale;

●	any underwriting discounts and commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

●	any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers;

●	any securities exchange on which such offered securities may be listed; and

●	any underwriter, agent or dealer involved in the offer and sale of any series of the securities.

The distribution of the securities may be effected from time to time in one or more transactions:

●	at fixed prices, which may be changed;

●	at market prices prevailing at the time of the sale;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Each prospectus supplement will set forth the manner and terms of an offering of securities including:

●	whether that offering is being made to underwriters, through agents or directly to the public;

●	the rules and procedures for any auction or bidding process, if used;

●	the securities’ purchase price or initial public offering price; and

●	the proceeds we anticipate from the sale of the securities, if any.

In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. The applicable prospectus supplement may indicate, in connection with such a transaction, that the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement. If so, the third party may use securities pledged by us or borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

Sales Through Underwriters

If underwriters are used in the sale of some or all of the securities covered by this prospectus, the underwriters will acquire the securities for their own account. The underwriters may resell the securities, either directly to the public or to securities dealers, at various times in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to certain conditions. Unless indicated otherwise in a prospectus supplement, the underwriters will be obligated to purchase all the securities of the series offered if any of the securities are purchased.

Any initial public offering price and any concessions allowed or reallowed to dealers may be changed intermittently.

Sales Through Agents

Unless otherwise indicated in the applicable prospectus supplement, when securities are sold through an agent, the designated agent will agree, for the period of its appointment as agent, to use specified efforts to sell the securities for our account and will receive commissions from us as will be set forth in the applicable prospectus supplement.

Securities bought in accordance with a redemption or repayment under their terms also may be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing by one or more firms acting as principals for their own accounts or as agents for us. Any remarketing firm will be identified and the terms of its agreement, if any, with us and its compensation will be described in the prospectus supplement. Remarketing firms may be deemed to be underwriters in connection with the securities remarketed by them.

If so indicated in the applicable prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase securities at a price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a future date specified in the prospectus supplement. These contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the prospectus supplement will set forth the commissions payable for solicitation of these contracts.

Direct Sales

We may also sell offered securities directly to institutional investors or others. In this case, no underwriters or agents would be involved. The terms of such sales will be described in the applicable prospectus supplement.

General Information

Broker-dealers, agents or underwriters may receive compensation in the form of discounts, concessions or commissions from us and/or the purchasers of securities for whom such broker-dealers, agents or underwriters may act as agents or to whom they sell as principal, or both. This compensation to a particular broker-dealer might be in excess of customary commissions.

Underwriters, dealers and agents that participate in any distribution of the offered securities may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended, or the Securities Act, so any discounts or commissions they receive in connection with the distribution may be deemed to be underwriting compensation. Those underwriters and agents may be entitled, under their agreements with us, to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments that they may be required to make in respect of those civil liabilities. Certain of those underwriters or agents may be customers of, engage in transactions with, or perform services for, us or our affiliates in the ordinary course of business. We will identify any underwriters or agents, and describe their compensation, in a prospectus supplement. Any institutional investors or others that purchase offered securities directly, and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

We will file a supplement to this prospectus, if required, pursuant to Rule 424(b) under the Securities Act, if we enter into any material arrangement with a broker, dealer, agent or underwriter for the sale of securities through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer. Such prospectus supplement will disclose:

●	the name of any participating broker, dealer, agent or underwriter;

●	the number and type of securities involved;

●	the price at which such securities were sold;

●	any securities exchanges on which such securities may be listed;

●	the commissions paid or discounts or concessions allowed to any such broker, dealer, agent or underwriter, where applicable; and

●	other facts material to the transaction.

In order to facilitate the offering of certain securities under this prospectus or an applicable prospectus supplement, certain persons participating in the offering of those securities may engage in transactions that stabilize, maintain or otherwise affect the price of those securities during and after the offering of those securities. Specifically, if the applicable prospectus supplement permits, the underwriters of those securities may over-allot or otherwise create a short position in those securities for their own account by selling more of those securities than have been sold to them by us and may elect to cover any such short position by purchasing those securities in the open market.

In addition, the underwriters may stabilize or maintain the price of those securities by bidding for or purchasing those securities in the open market and may impose penalty bids, under which selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The imposition of a penalty bid may also affect the price of securities to the extent that it discourages resales of the securities. No representation is made as to the magnitude or effect of any such stabilization or other transactions. Such transactions, if commenced, may be discontinued at any time.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Rule 15c6-1 under the Exchange Act generally requires that trades in the secondary market settle in two business days, unless the parties to any such trade expressly agree otherwise. Your prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the second business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than two scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

This prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format may be made available on the Internet sites of, or through other online services maintained by, us and/or one or more of the agents and/or dealers participating in an offering of securities, or by their affiliates. In those cases, prospective investors may be able to view offering terms online and, depending upon the particular agent or dealer, prospective investors may be allowed to place orders online.

Other than this prospectus, any applicable prospectus supplement and any applicable pricing supplement in electronic format, the information on our website or the website of any agent or dealer, and any information contained in any other website maintained by any agent or dealer:

●	is not part of this prospectus, any applicable prospectus supplement or any applicable pricing supplement or the registration statement of which they form a part;

●	has not been approved or endorsed by us or by any agent or dealer in its capacity as an agent or dealer, except, in each case, with respect to the respective website maintained by such entity; and

●	should not be relied upon by investors.

There can be no assurance that we will sell all or any of the securities offered by this prospectus.

This prospectus may also be used in connection with any issuance of common stock or preferred stock upon exercise of a warrant if such issuance is not exempt from the registration requirements of the Securities Act.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders. In some cases, we or dealers acting with us or on our behalf may also purchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Lowenstein Sandler LLP, Roseland, New Jersey. If the validity of the securities offered hereby in connection with offerings made pursuant to this prospectus are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

The consolidated financial statements of Timber Pharmaceuticals, Inc. as of December 31, 2020 and 2019, and for the year ended December 31, 2020 and the period from February 26, 2019 (Inception) through December 31, 2019, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2020 consolidated financial statements contains an explanatory paragraph that states that the Company's recurring losses from operations raise substantial doubt about the entity's ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of that uncertainty.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Section 145 of the Delaware General Corporation Law provides that we may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative (other than an action by us or in our right) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he acted in good faith and in a manner he or she reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Section 145 further provides that we similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by is or in our right to procure judgment in our favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to us unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Our certificate of incorporation, as amended, limits the liability of our directors to the fullest extent permitted by Delaware law. In addition, we have entered into indemnification agreements with certain of our directors and officers whereby we have agreed to indemnify those directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee or agent of the Company, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interests of the Company.

We have director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to us, including matters arising under the Securities Act. Our certificate of incorporation and bylaws also provide that we will indemnify our directors and officers who, by reason of the fact that he or she is one of our officers or directors of our company, is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, related to their board role with the company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ADDITIONAL INFORMATION

This prospectus is part of a Registration Statement on Form S-3 that we have filed with the SEC relating to the shares of our securities being offered hereby. This prospectus does not contain all of the information in the Registration Statement and its exhibits. The Registration Statement, its exhibits and the documents incorporated by reference in this prospectus and their exhibits, all contain information that is material to the offering of the securities hereby. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete. You should refer to the exhibits that are a part of the Registration Statement in order to review a copy of the contract or documents. The Registration Statement and the exhibits are available at the SEC’s Public Reference Room or through its website.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers, such as us, that file electronically with the SEC. Additionally, you may access our filings with the SEC through our website at www.timberpharma.com. We have included our website address as an inactive textual reference only and our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus.

We will provide you without charge, upon your oral or written request, with an electronic or paper copy of any or all reports, proxy statements and other documents we file with the SEC, as well as any or all of the documents incorporated by reference in this prospectus (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to:

Timber Pharmaceuticals, Inc.

Attn: John Koconis, Chief Executive Officer and Chairman of the Board

110 Allen Road, Suite 401 Basking Ridge, NJ 07920

Telephone number: (908) 636-7160

You should rely only on the information in this prospectus and the additional information described above and under the heading “Incorporation of Certain Information by Reference” below. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely upon it. We are not making an offer to sell these securities in any jurisdiction where such offer or sale is not permitted. You should assume that the information in this prospectus was accurate on the date of the front cover of this prospectus only. Our business, financial condition, results of operations and prospects may have changed since that date.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with it into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus and any accompanying prospectus supplement.

We incorporate by reference the documents listed below that we have previously filed with the SEC:

●	our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on March 23, 2021;

●	our Current Reports on Form 8-K dated January 12, 2021, January 19, 2021, February 4, 2021 (other than any portions thereof deemed furnished and not filed), March 16, 2021, March 17, 2021, April 16, 2021, April 23, 2021 and April 28, 2021;

●	our definitive Proxy Statement on Schedule 14A, filed with the SEC on April 23, 2021 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2020), as supplemented by the Proxy Supplement on Schedule 14A, filed with the SEC on April 29, 2021; and

●	the description of the Company’s Common Stock contained in the Company’s Registration Statement on Form 8-A filed with the SEC on June 1, 2015 under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All reports and other documents that we file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement, and after the date of this prospectus but before the termination of the offering of the securities hereunder will also be considered to be incorporated by reference into this prospectus from the date of the filing of these reports and documents, and will supersede the information herein; provided, however, that all reports, exhibits and other information that we “furnish” to the SEC will not be considered incorporated by reference into this prospectus. We undertake to provide without charge to each person (including any beneficial owner) who receives a copy of this prospectus, upon written or oral request, a copy of all of the preceding documents that are incorporated by reference (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents). You may request a copy of these materials in the manner set forth under the heading “Additional Information,” above.

13,000,000 Shares of Common Stock

Series 1 Warrants to Purchase 13,000,000 Shares of Common Stock

13,000,000 Shares of Common Stock underlying the Series 1 Warrants

PROSPECTUS SUPPLEMENT

H.C. Wainwright & Co.

The date of this prospectus supplement is October 3, 2022.